Prospectus Supplement

(To Prospectus dated August 4, 2005)

$2,706,750,000

(Approximate)

CWHEQ Revolving Home Equity Loan Trust,

Series 2005-F

Issuer

Revolving Home Equity Loan Asset Backed Notes, Series 2005-F

CWHEQ, Inc.

Depositor

Sponsor and Master Servicer

Consider carefully the
risk factors beginning
on page S-10 in this
prospectus supplement
and on page 5 in the
prospectus.

The notes represent
obligations of the
CWHEQ Revolving
Home Equity Loan
Trust, Series 2005-F
only and do not
represent an interest in
or obligation of
CWHEQ, Inc.,
Countrywide Home
Loans, Inc., or any of
their other affiliates.

This prospectus
supplement may be used
to offer and sell the notes
only if accompanied by
the prospectus.

The Notes The following classes of notes are being offered pursuant to this prospectus supplement and the accompanying prospectus:
	Original Note Principal Balance (1)	Note Rate	Price to Public	Underwriting Discount	Proceeds to Depositor (2)
1-A	$1,092,725,000	Variable	100%	0.25%	99.75%
2-A	$1,614,025,000	Variable	100%	0.25%	99.75%

(1) Subject to a permitted variance of plus or minus 10%.
(2) Before deducting expenses payable by the depositor estimated to be approximately $815,000.

The Trust Estate

The notes will be secured by the trust estate consisting primarily of two loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by second deeds of trust or mortgages primarily on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust estate may initially include funds that are expected to be used to acquire additional home equity revolving credit line loans not included in the initial cut-off date pool.

The Policy

Ambac Assurance Corporation will issue an irrevocable and unconditional certificate guaranty insurance policy that will guarantee certain payments to noteholders.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the notes to the public subject to prior sale and subject to its right to reject orders in whole or in part. See “Method of Distribution” in this prospectus supplement. The notes will be issued in book-entry form on or about September 29, 2005 through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System.

Countrywide Securities Corporation

September 27, 2005

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus.

Issuer

The issuer will be CWHEQ Revolving Home Equity Loan Trust, Series 2005-F, a Delaware statutory trust.

Offered Notes

CWHEQ Revolving Home Equity Loan Trust, Series 2005-F will issue two classes of notes, the Class 1-A Notes and Class 2-A Notes, and the transferor interest in the CWHEQ Revolving Home Equity Loan Trust, Series 2005-F. Only the notes are offered by this prospectus supplement.

Trust Estate

The trust estate will consist of an initial pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements and funds deposited into the additional loan accounts on the closing date to be used to acquire additional home equity loans that are not included in the initial cut-off date pool. The initial loans and the additional home equity loans will be secured by second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust estate will consist of two loan groups. Each is referred to as a loan group. We sometimes refer to these loans as home equity loans or mortgage loans. On the closing date, the original principal balance of each class of notes will exceed the sum of the aggregate initial cut-off date principal balance of the home equity loans in the related loan group transferred to the issuer on the closing date and the funds deposited into the related additional loan account on the closing date. This excess represents an undercollateralization of approximately 0.25% of the aggregate principal balance of each loan group plus the amount of funds deposited on the closing date in the Additional Loan Account related to each loan group.

At the end of the funding period, loan group 1 will consist of mortgage loans expected to have an aggregate principal balance of at least $1.090 billion as of their respective cut-off dates. At the end of the funding period all the mortgage loans in loan group 1 will have original principal balances (by credit limit) that conform to Freddie Mac and Fannie Mae guidelines. At the end of the funding period, loan group 2 will consist of mortgage loans expected to have an aggregate principal balance of at least $1.610 billion as of their respective cut-off dates. At the end of the funding period all the mortgage loans in loan group 2 will have original principal balances (by credit limit) that may or may not conform to Freddie Mac and Fannie Mae guidelines. At the end of the funding period, the aggregate principal balance of the mortgage loans as of their respective cut-off dates will be at least $2.700 billion.

Depositor

CWHEQ, Inc., a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See “The Depositor” in the prospectus.

Sellers

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation which, in turn acquired those mortgage loans directly from Countrywide Home Loans, Inc.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Financial Corporation.

See “The Master Servicer” in this prospectus supplement.

Indenture Trustee

JPMorgan Chase Bank, N.A., a national banking association.

Co-Trustee

Wells Fargo Bank, N.A., a national banking association.

Custodian

Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association), a national banking association and an affiliate of the sponsor and the master servicer.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Note Insurer

Ambac Assurance Corporation will insure the notes as described in this prospectus supplement.

See “The Note Insurer” in this prospectus supplement.

Loan Insurer

United Guaranty Residential Insurance Company of North Carolina will provide a second mortgage bulk insurance policy that provides coverage if a borrower defaults on a covered mortgage loan as described in this prospectus supplement. Only a portion of the mortgage loans will be covered by the second mortgage bulk insurance policy.

See “The Loan Insurer” in this prospectus supplement.

Indenture

The notes will be issued pursuant to an indenture between the issuer, the indenture trustee, and the co-trustee.

Initial Cut-off Date

For any initial mortgage loan, the later of (i) September 23, 2005 and (ii) the date of origination of the initial mortgage loan.

Subsequent Cut-off Date

For any additional home equity loan, the later of the first day of the month in which the additional home equity loan is transferred to the trust and the date of origination of the additional home equity loan.

Closing Date

September 29, 2005.

Payment Dates

The indenture trustee will make payments on the 15th day of each calendar month beginning in November 2005. If the 15th day of the month is not a business day, then payments will be made on the next business day after the 15th day of the month.

Record Dates

The day before a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

Denominations

The notes will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess of that amount.

Form of Notes

The notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company in the United States, and upon request, Clearstream, Luxembourg or the Euroclear System in Europe.

See “Description of Notes—Book-Entry Notes” in this prospectus supplement.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all mortgage loans. The loan group balance for each loan group equals the aggregate of the principal balances of the mortgage loans in the related loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

•	its cut-off date principal balance,

plus

•	any additional borrowings on that mortgage loan,

minus

•	all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate for a calendar month is a variable rate per annum equal to the sum of

•	the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of that calendar month

and

•	a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is generally the 15th day of each month.

Principal Payments

Each mortgage loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer. In some cases, the repayment period may be five, ten or twenty years after the draw period. Certain mortgage loans require a balloon payment at the end of the draw period.

The Notes

Note Rate

The note rate for each class of notes may change from payment date to payment date. On any payment date, the note rate for each class of notes will equal the least of:

•	interpolated one-month and two-month LIBOR for the first payment date and one-month LIBOR for every payment date after the first payment date, in each case, plus the margin related to that class of notes,

•	the weighted average of the loan rates on the mortgage loans in the related loan group minus the rates at which certain fees, expenses, and minimum spread requirements are calculated, and

•	16.00% per annum.

On any payment date for which the note rate for a class of notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in the related loan group, the basis risk carryforward for that class of notes will be calculated at a rate equal to the lesser of:

•	16.00% per annum and

•	interpolated one-month and two-month LIBOR for the first payment date and one-month LIBOR for every payment date after the first payment date, in each case, plus the margin related to that class of notes over the related note rate for that payment date. Any basis risk carryforward for a class of notes will be paid (with interest at the rate of the lesser of one-month LIBOR plus the applicable margin and 16.00% per annum) on that class of notes on subsequent payment dates to the extent that funds from the related loan group are available in the priority described in this prospectus supplement. The insurance policy issued by Ambac Assurance Corporation does not cover payment of basis risk carryforward.

See “Description of the Notes—Payments on the Notes—Application of Interest Collections” in this prospectus supplement.

Interest Period

For each payment date, the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Original Note Principal Balance

The original principal balance of a class of notes may be reduced or increased by not more than 10% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date and the amounts deposited on that date in the additional loan account related to that loan group.

Principal

The amount of principal paid on the notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

•	the payment date in October 2010 and

•	the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

See “Description of Notes—Payments on the Notes—Payments of Principal Collections” in this prospectus supplement.

Funding Period

The funding period begins on the closing date and ends by October 31, 2005. During the funding period, funds on deposit in the additional loan accounts are expected to be used to acquire additional home equity loans that are not included in the pool of mortgage loans transferred to the trust on the closing date. On the closing date an amount for each loan group equal to the difference between (a) the original note principal balance of the related class of note minus the initial undercollateralization amount of that loan group and (b) the unpaid principal balance of the mortgage loans in that loan group actually transferred to the trust on the closing date will be deposited into a separate additional loan account held with the indenture trustee. The amount of the deposit, if any, with respect to a loan group will not exceed 25.00% of the original note principal balance of the related class of notes.

Any additional home equity loans acquired by the issuer and pledged as part of the trust estate after the closing date will have been underwritten using generally the same guidelines as were used with respect to the initial mortgage loans, and will be covered by substantially the same representations and warranties as those covering the initial mortgage loans.

If needed to make required interest payments on any class of notes on the first payment date, the sponsor will make interest shortfall payments to the trust to offset shortfalls in interest amounts attributable to the funding mechanism. Those payments will not cover any interest shortfalls arising from any full or partial prepayment of mortgage loans or any application of the Servicemembers Civil Relief Act.

The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the mortgage loans in the trust. Any funds remaining in an additional loan account at the end of the funding period will be used to prepay the class of notes related to the that account on the first payment date.

See “Description of Mortgage Loans —General” and “—Conveyance of the Mortgage Loans” in this prospectus supplement.

Maturity Date; Optional Termination

If not sooner paid, principal on the notes will be due and payable on the payment date in December 2035. The notes may be retired as a result of the owner of the transferor interest purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the aggregate note principal balance of both classes of notes is less than or equal to 10% of the aggregate original note principal balance of both classes of notes.

See “Description of the Indenture—Redemption of the Notes” in this prospectus supplement and “The Agreements—Termination; Optional Termination” in the prospectus.

Credit Enhancement

General

This transaction includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans to cover losses that would otherwise be allocated to the notes.

Loan Insurance

United Guaranty Residential Insurance Company of North Carolina, a North Carolina corporation, will issue a second mortgage bulk insurance policy that will cover, as of the closing date, mortgage loans with principal balances equaling approximately 69% of the aggregate initial cut-off date principal balance, and it is expected that at the end of the funding period, approximately 69% of the mortgage loans in the mortgage pool will be covered by the second mortgage bulk insurance policy. The mortgage loans covered by the second mortgage bulk insurance policy were selected by the loan insurer from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the second mortgage bulk insurance policy will generally be available to cover losses from failure by the borrowers to make scheduled payments on the covered mortgage loans that are not subject to a policy exclusion, up to an aggregate amount equal to 8.5% of the aggregate principal balance of the covered mortgage loans as of the end of the funding period.

See “Description of the Mortgage Loans—The Loan Insurance Policy” in this prospectus supplement.

Loss Coverage Provided by the Sponsor

The sponsor will make payments to the trust estate pursuant to a corporate guaranty to the extent of any claim on the mortgage loans covered by the second mortgage bulk insurance policy that is fully or partially denied payment by the loan insurer due to a policy exclusion. The loss coverage obligation will initially be equal, in the aggregate, to approximately 1.00% of the aggregate original principal balance of the notes.

See “Description of the Notes—Sponsor Loss Coverage Obligation” and “Description of the Mortgage Loans—The Loan Insurance Policy” in this prospectus supplement.

Limited Subordination of Transferor Interest

The transferor interest is the undivided interest of the transferor in the CWHEQ Revolving Home Equity Loan Trust, Series 2005-F. The portion of the transferor interest related to a loan group is referred to as the “allocated transferor interest.” Each allocated transferor interest is expected to grow as interest collections in excess of amounts due as interest to the noteholders of the related class of notes, amounts due to the note insurer, and certain loss amounts due on the related notes are applied as principal payments on that class of notes, thereby creating overcollateralization of that class of notes. Each allocated transferor interest may also grow as the principal amounts of the mortgage loans in the related loan group change due to new borrowings. In certain circumstances, amounts that would be paid on an allocated transferor interest will instead be paid on the related class of notes. The sellers (or one of their affiliates) will own the transferor interest on the closing date.

See “Description of the Notes—Limited Subordination of Transferor Interest” in this prospectus supplement.

Cross-Collateralization

Although payments on the Class 1-A Notes and Class 2-A Notes will be based primarily on amounts collected or received in respect of the mortgage loans in the related loan group, as described in this prospectus supplement, the indenture will provide for a specified level of cross-collateralization, in that investor interest collections from a loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal with respect to the notes related to the other loan group. In addition, the indenture will provide that the overcollateralization of one loan group may be used to cover shortfalls in the collateralization of the other loan group.

See “Description of the Notes—Payment of the Notes – Application of Interest Collections” and “Loss Utilization Amount” under “Description of the Notes—Glossary of Key Terms” in this prospectus supplement.

Policy

The note insurer will issue a certificate guaranty insurance policy for the benefit of the noteholders, which we refer to in this prospectus supplement as the policy.

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of

•	the guaranteed principal payment amount with respect to each class of notes for the payment date, and

•	accrued and unpaid interest due on each class of notes subject to the maximum rate described in this prospectus supplement.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

The policy will guarantee the payment of the outstanding note principal balance of each class of notes on the payment date in December 2035 (after giving effect to all other amounts payable and allocable to principal on that payment date).

In the absence of payments under the policy, noteholders will directly bear the credit and other risks associated with their notes.

See “Description of the Notes—The Policy” in this prospectus supplement.

Material Federal Income Tax Consequences

Subject to the qualifications described under “Material Federal Income Tax Consequences” in this prospectus supplement, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the notes.

See “Legal Investment” in the prospectus.

Note Rating

The notes will not be offered unless they are rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and “Aaa” by Moody’s Investors Service, Inc. A rating is not a recommendation to buy, sell, or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See “Ratings” in this prospectus supplement and “Risk Factors—Rating of Securities” in the prospectus.

Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information under “Risk Factors” in the prospectus.

You may have difficulty selling your notes	The underwriter intends to make a market in the classes of notes purchased by it but has no obligation to do so. We cannot assure you that a secondary market for the notes will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow disruptions could cause payment delays and losses	Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls in payments to noteholders could occur if the note insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fails to provide adequate security for the related mortgage loans and the credit enhancement is insufficient or not available to cover the losses, you could experience a loss.

Yield and reinvestment may be adversely affected by unpredictability of prepayments	During the period in which a borrower may borrow money under the borrower’s line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master servicer receives in principal payments on the mortgage loans in a loan group in any month (and in turn the amount of principal repaid to the holders of the related class of notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. Prepayments, however, on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan. Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The prepayment experience on the notes may be affected by a wide variety of factors, including:

• general economic conditions,

• interest rates,

• the availability of alternative financing, and

• homeowner mobility.

In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice. See “Description of the Notes” in this prospectus supplement and “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

The yield to maturity and weighted average life of your notes will be affected primarily by

• the rate and timing of repayments and prepayments on the mortgage loans in the related loan group as compared with the creation and amount of related additional balances, and

• the realization of the related liquidation loss amounts.

You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect. See “Maturity and Prepayment Considerations” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

Possible prepayment due to inability to acquire additional home equity loans	The ability of the issuer to acquire additional home equity loans for inclusion in the trust depends on the ability of the sponsor to originate or acquire mortgage loans during the funding period that meet the eligibility criteria for additional home equity loans as described herein. The ability of the sponsor to originate or acquire these loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation, and economic conditions generally.

If the full aggregate amounts on deposit in the additional loan accounts allocated to purchase additional home equity loans cannot be used for that purpose by the end of the funding period, any amounts remaining on deposit in the additional loan accounts will be distributed to the holders of the applicable class of notes as a prepayment of principal on the first payment date. We cannot assure you of the magnitude of the amounts on deposit in the additional loan accounts at the end of the funding period.

Withdrawal or downgrading of initial ratings will affect the value of the notes	The ratings of the notes will depend primarily on an assessment by the rating agencies of the mortgage loans and on the financial strength of the note insurer. Any reduction in the ratings assigned to the financial strength of the note insurer will likely result in a reduction in the ratings of the notes. A reduction in the ratings assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold, or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Junior lien priority could result in payment delay or loss	The mortgage loans are secured by mortgages that are second mortgages. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the credit enhancement is insufficient or not available to cover the losses, you will bear

• the risk of delay in payments while any deficiency judgment against the borrower is sought and

• the risk of loss if the deficiency judgment cannot be obtained or is not realized on.

See “Certain Legal Aspects of the Loans” in the prospectus.

The issuer may be an unsecured creditor under certain mortgage loans because mortgage loan assignments may not be recorded	The mortgage notes will be held by Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association), as custodian on behalf of the indenture trustee. The indenture trustee will not conduct an independent review or examination of the mortgage files. Although the indenture trustee’s security interest in the mortgage notes relating to the mortgage loans will be perfected with the filing of Uniform Commercial Code financing statements by the issuer by the closing date, assignments of mortgage loans to the indenture trustee will not be recorded unless the rating of the long-term senior unsecured debt obligations of Countrywide Home Loans, Inc. falls below a rating of “BBB” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or “Baa2” by Moody’s Investors Service, Inc. In addition, assignments of mortgage loans will not be required to be recorded if the sponsor delivers to the indenture trustee and the note insurer an opinion of counsel reasonably acceptable to each rating agency and the note insurer to the effect that recording is not required

• to protect the indenture trustee’s interest in the related mortgage loan, or

•      to perfect a first priority security interest in favor of the indenture trustee, as designee of the issuer, in the related mortgage loan, if a court were to recharacterize the sale of the mortgage loans to the issuer as a financing.

In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee, as designee of the issuer, will have the result of making the sale of the mortgage loans to the issuer potentially ineffective against

• any creditors of each of the sellers who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of that seller; or

•      any purchaser of a mortgage loan who had no notice of the prior conveyance to the issuer if the purchaser perfects its interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In addition, the priority of the indenture trustee’s security interest in the mortgage notes could be defeated by a purchaser of a mortgage note if the purchaser gives value and takes possession of the mortgage note in good faith and without knowledge that the purchase violates the rights of the indenture trustee.

In case of any of the above events, the issuer would be an unsecured creditor of Countrywide Home Loans.

Payments to and rights of investors could be adversely affected by the bankruptcy or insolvency of certain parties	Each Seller will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. However, if a seller becomes bankrupt, the trustee in bankruptcy of that seller may argue that the mortgage loans were not sold but were only pledged to secure a loan to that seller. If that argument is made, you could experience delays or reductions in payments on the notes. The sale and servicing agreement will provide that the transfer of the mortgage loans by the depositor to the issuer is a valid transfer and assignment of the mortgage loans to the issuer. Because the treatment of the transfer as a sale may be contested and the transfer might be characterized as a transfer for security rather than a sale of the mortgage loans, the depositor will also grant to the issuer a security interest in the mortgage loans.

If certain events relating to the bankruptcy or insolvency of the sponsor were to occur, no further additional home equity loans would be acquired with any funds remaining in the additional loan accounts, additional balances would not be sold to the depositor, transferred by the depositor to the issuer, and pledged by the issuer to the indenture trustee, and the rapid amortization period would commence.

If the master servicer becomes bankrupt, the bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer.

Developments in California could have disproportionate effect on the pool of mortgage loans due to geographic concentration of mortgaged properties	Approximately 14.75% and 55.06% of the group 1 mortgage loans and group 2 mortgage loans, respectively, in each case by aggregate principal balance of the mortgage loans in the related loan group as of the statistical calculation date, will be secured by mortgaged properties located in the state of California. Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, and other natural disasters. In addition:

• economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

• declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

•      any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Master servicer has ability to change the terms of the mortgage loans	The master servicer may agree to changes in the terms of a credit line agreement if the changes

• do not materially and adversely affect the interest of the noteholders, the loan insurer, or the note insurer, and

• are consistent with prudent business practice.

In addition, the master servicer, within certain limitations, may increase the credit limit related to a mortgage loan. Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan.

Effect of loan rates on the notes	Each class of notes accrues interest at a rate based on the interpolated one-month and two-month LIBOR index plus a specified margin for the first payment date, and for every payment date after the first payment date the notes accrue interest at a rate based on the one-month LIBOR index plus a specified margin. However, each such rate is subject to a cap based in part on the interest rates on the mortgage loans in the related loan group.

The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on adjustments to the loan rate. As a result, a class of notes may accrue less interest than it would accrue if the related note rate were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could affect the interest rates on the mortgage loans and thus limit either note rate. Some of these factors are described below.

•      Each note rate may adjust monthly while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in the note rate for a class of notes for extended periods in a rising interest rate environment.

•      The prime rate may respond to different economic and market factors than one-month LIBOR and thus may change in a direction different from one-month LIBOR and may increase or decrease at different rates or times. As a result, the loan rates could decline while one-month LIBOR is stable or rising. Although both the loan rates and one-month LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than one-month LIBOR.

These factors may adversely affect the yield to maturity on each class of notes. Any basis risk carryforward on a class of notes will be paid on those notes only to the extent of available funds from the related loan group as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

The mortgage loans generally have introductory rates that apply to payments made during the first three or six months after origination. After the introductory rate period, the loan rate will be adjusted to the index rate plus the applicable margin. On the first three payment dates, the master servicer is required to cover shortfalls in the amount required to pay the note interest resulting solely from the failure of certain mortgage loans to be fully indexed.

Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the master servicer first purchases the mortgage loan from the related loan group and deposits the purchase price as collections in the relevant collection period. The amount of mortgage loans that may be purchased out of a loan group to accommodate any reductions in loan rate may not exceed 5.0% of the original note principal balance of the related class of notes.

Certain of the underlying senior mortgages may be subject to negative amortization	Approximately 5.81% and 19.42 % of the group 1 mortgage loans and the group 2 mortgage loans, respectively, in each case by aggregate principal balance of the mortgage loans in the related loan group as of the statistical calculation date will have underlying senior mortgages which are negative amortization loans. The interest rates on the negative amortization loans typically adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to periodic caps on payment adjustments. The initial interest rates on this type of senior mortgage loans are generally lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of these senior mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the senior mortgage loans that are negatively amortizing loans may become deferred interest which will be added to their principal balances and will also bear interest at the applicable interest rates.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a senior mortgage loan over its remaining term to maturity. In certain circumstances, the monthly payment due on a senior loan that is a negative amortization loan will be recast without regard to the periodic cap. These features may affect the rate at which principal on these senior mortgage loans is paid and may create a greater risk of default on these loans, which will constitute a default on the related home equity loan, if the borrowers of these loans are unable to pay the monthly payments on the related increased principal balances. In addition, the severity of loss on this type of loan if the borrower defaults may be greater due to the increased principal balance.

These borrowers have two adjustable-rate loans whose interest payments may increase and, in the case of the senior lien, whose principal payments may also increase, which may create a greater risk of default on these loans, if the borrowers of these loans are unable to pay the increased monthly payments.

Event of default under the indenture	So long as the note insurer is not in default with respect to its obligations under the policy, neither the indenture trustee nor the noteholders may declare an event of default under the indenture and accelerate the maturity of the notes without the consent of the note insurer. If an event of default under the indenture occurs, the note insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the trust estate, which will result in redemption, in whole or in part, of the notes. The note insurer’s decisions with respect to defaults may have a significant impact on the weighted average lives of the notes. See “Description of the Indenture—Remedies on Event of Default Under the Indenture” in this prospectus supplement.

Impact of world events

The economic impact of the United States’ military operations in Iraq, Afghanistan, and other parts of the world as well as the possibility of any terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. If the note insurer is unable to perform its obligations under the policy, any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state law.

For a further discussion, see “Certain Legal Aspects of the Mortgage Loans – Servicemembers Civil Relief Act” in the prospectus.

Hurricane Katrina May Pose Special Risks

At the end of August 2005, Hurricane Katrina caused catastrophic damage to areas in the Gulf Coast region of the United States. The trust estate will not include mortgage loans that are secured by properties in the states of Louisiana, Mississippi, and Alabama that are located in a FEMA Individual Assistance designated area as a result of Hurricane Katrina. However, we cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane Katrina in the trust estate.

The sponsor will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, the sponsor will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal payment on the notes. Any damage to a mortgaged property that secures a mortgage loan in the trust estate occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

•      localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity,

•      regional interruptions in travel and transportation, tourism, and economic activity generally, and

•      nationwide decreases in petroleum availability with a corresponding increase in price.

We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may impact the weighted average lives of the notes or increase the amount of losses borne by the holders of the notes if the note insurer is unable to perform its obligations under the guaranty insurance policy.

For a discussion of additional risks pertaining to the notes, see “Risk Factors” in the prospectus.

The Issuer

General

The issuer will be CWHEQ Revolving Home Equity Loan Trust, Series 2005-F (the “Trust”), which is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of September 23, 2005, between CWHEQ, Inc., as depositor, and Wilmington Trust Company, as owner trustee. After its formation, the Trust will not engage in any activity other than:

•	to issue the notes pursuant to the indenture and the transferor interest pursuant to the trust agreement, and to grant assets to the indenture trustee pursuant to the indenture;

•	to distribute to the owner of the transferor interest (the “transferor”) pursuant to the trust agreement and other transaction documents any portion of the assets released from the lien of the indenture and any other amounts provided for in the sale and servicing agreement;

•	to engage in those activities that are appropriate to accomplish any of the foregoing or are incidental to them; and

•	to engage in any other activities appropriate to conserve the assets of the Trust and make payments to the transferor and the noteholders.

The notes will be limited recourse obligations of the Trust, secured by and payable solely out of the assets of the Trust.

The Trust’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at its address below.

Trust Estate

The property of the Trust pledged to the indenture trustee (the “trust estate”) will generally consist of:

•	the principal balance of each mortgage loan as of the close of business on the relevant cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement (“Additional Balances”);

•	collections on the mortgage loans received after the relevant cut-off date (exclusive of payments of accrued interest due on or before the relevant cut-off date);

•	the related mortgage files;

•	properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

•	the collection account and payment account for the notes (excluding its net earnings);

•	the additional loan accounts;

•	the Trust’s rights under hazard insurance policies; and

•	the interest of the Trust in the sale and servicing agreement and the purchase agreement.

The notes will have the benefit of the policy and the trust estate will have the benefit of the second mortgage bulk insurance policy and the sponsor loss coverage obligation.

The mortgage loans are pledged to the indenture trustee for the benefit of the holders of the notes and the note insurer to secure the repayment of the notes and thus are subject to the lien of the indenture. All of the remaining interest in the assets of the Trust will be represented by a single transferor interest that will be owned by the transferor.

The portion of the transferor interest related to a loan group is referred to as its “Allocated Transferor Interest,” and, as of any payment date, will equal the excess of the related Loan Group Balance for the payment date (and any amounts otherwise payable on the transferor interest but retained in the payment account) plus any funds in the Additional Loan Account related to that loan group, over the Note Principal Balance of the class of notes related to that loan group (after giving effect to the payment of all amounts actually paid on that class of notes on that payment date).

The transferor has the right to sell or pledge the transferor interest at any time, if

•	the Rating Agencies have notified the issuer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the notes without taking the policy into account, and

•	certain other conditions specified in the trust agreement are satisfied.

Each Allocated Transferor Interest as of the closing date will be less than zero, which is less than the initial Required Transferor Subordinated Amount for each loan group. Each Allocated Transferor Interest is expected to increase on future payment dates until it equals the Required Transferor Subordinated Amount for the related loan group.

The Owner Trustee

Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The owner trustee may hold notes in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator (appointed pursuant to an administration agreement among the Trust, Countrywide Home Loans, Inc. as administrator, and the indenture trustee) may appoint co-trustees or separate trustees of any part of the trust estate under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

The owner trustee may resign at any time, in which event the administrator must appoint a successor. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust estate on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except (i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

Termination

The Trust will dissolve when it makes its final distribution of all moneys or other property held under the trust agreement.

The Note Insurer

Ambac Assurance Corporation (the “Note Insurer”) has supplied the following information for inclusion in this prospectus supplement. No representation is made by the Issuer, the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee, the Co-Trustee, the Custodian, the Owner Trustee or the Underwriter as to the accuracy and completeness of this information.

Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody’s Investors Service, Inc., Standard & Poor’s and Fitch Ratings have each assigned a triple-A financial strength rating to the Note Insurer.

The consolidated financial statements of the Note Insurer and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, prepared in accordance with U.S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission“) on March 15, 2005; Commission File No. 1-10777), the unaudited consolidated financial statements of the Note Insurer and subsidiaries as of June 30, 2005 and for the three-and six-month periods ended June 30, 2005 and June 30, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2005 (which was filed with the Commission on August 9, 2005), the unaudited consolidated financial statements of the Note Insurer and subsidiaries as of March 31, 2005 and for the three-month periods ended March 31, 2005 and March 31, 2004 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2005 (which was filed with the Commission on May 10, 2005), and the Current Reports on Form 8-K filed with the Commission on April 11, 2005, April 20, 2005, May 5, 2005, July 20, 2005 and August 2, 2005 as they relate to the Note Insurer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All consolidated financial statements of the Note Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The following table sets forth the capitalization of the Note Insurer and subsidiaries as of December 31, 2003, December 31, 2004 and June 30, 2005 in conformity with U.S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2003	December 31, 2004	June 30, 2005 (unaudited)
Unearned premiums	$2,553	$2,783	$2,897
Long–term debt	189	1,074	1,044
Notes payable to affiliates	84	—	—
Other liabilities	2,008	2,192	2,375

Total liabilities	4,834	6,049	6,316

Stockholder’s equity
Common stock	82	82	82
Additional paid-in capital	1,144	1,233	1,248
Accumulated other comprehensive income	243	238	250
Retained earnings	3,430	4,094	4,222

Total stockholder’s equity	4,899	5,647	5,802

Total liabilities and stockholder’s equity	$9,733	$11,696	$12,118

For additional financial information concerning the Note Insurer, see the audited consolidated financial statements of the Note Insurer incorporated by reference herein. Copies of the consolidated financial statements of the Note Insurer incorporated by reference, and copies of the Note Insurer’s annual statement for the year ended December 31, 2004 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the Note Insurer. The address of the Note Insurer’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have any of them participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Note Insurer and the Policy set forth under the headings “The Note Insurer” and “Description of the Notes—The Policy” herein. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Loan Insurer

United Guaranty Residential Insurance Company of North Carolina (“United Guaranty“) has supplied the following information for inclusion in this prospectus supplement. No representation is made by the Issuer, the Depositor, the Sponsor, the Master Servicer, the Indenture Trustee, the Co-Trustee, the Custodian, the Owner Trustee or the Underwriter as to the accuracy and completeness of this information.

United Guaranty, a North Carolina insurance company with corporate offices in Greensboro, North Carolina, is a wholly owned subsidiary, directly and indirectly, of United Guaranty Corporation, a North Carolina corporation, which is a wholly owned subsidiary, directly and indirectly, of American International Group, Inc. United Guaranty is engaged in the business of insuring lenders against loss upon defaults by mortgagors in the payment of insured second mortgage loans on one- to four-family residential properties and unsecured loans. United Guaranty is licensed in all states except Arizona, California, New York, and Wyoming. At June 30, 2005, United Guaranty reported, on an unaudited statutory accounting basis, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus, and unassigned surplus) of $112,167,946, and a statutory contingency reserve of $117,642,406. At such date, United Guaranty reported insurance in force covering $12,357,925,642 of residential insured second mortgage loans and unsecured loans. An Annual Statement for United Guaranty, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissioners, for the year ended December 31, 2004, is available from Countrywide Securities Corporation, 4500 Park Granada, Calabasas, CA 91302 (telephone: (818) 225-3000).

Neither United Guaranty Corporation nor American International Group, Inc. nor any affiliate of either has guaranteed or agreed to assume the obligations of its subsidiary in connection with this mortgage guaranty insurance program.

The information provided by United Guaranty with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the securities which are the subject of this document. United Guaranty offers insurance on second mortgage loans and unsecured loans; it does not provide financial guaranty insurance or any other type of insurance, nor does it offer any form of credit enhancement.

United Guaranty furnished the information relating to it in the above three paragraphs but has made no independent verification of any other information in this prospectus supplement. All summaries of, and information relating to, the second mortgage bulk insurance policy issued by United Guaranty in this prospectus supplement, other than this section, were prepared by the issuer which is solely responsible therefor, and United Guaranty makes no representation as to the correctness or completeness thereof.

The Master Servicer

General

Countrywide Home Loans, Inc. (“Countrywide”) will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments or condominium units.

Countrywide may perform any of its obligations under the sale and servicing agreement dated as of September 29, 2005 among CWHEQ, Inc., as depositor, Countrywide, as sponsor and master servicer, the Trust, and JPMorgan Chase Bank, N.A., as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

Countrywide, a New York corporation and a subsidiary of Countrywide Financial Corporation, will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide’s mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

At June 30, 2005 Countrywide provided servicing for approximately $964.444 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2005 Countrywide provided servicing for approximately $42.933 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant’s credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor’s underwriting guidelines will be made when compensating factors are present. These factors include the borrower’s employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

Each applicant for a home equity loan must complete an application that lists the applicant’s assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant’s ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years of W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment. Under the Reduced Documentation Program, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year’s tax returns for borrowers who are self-employed or commissioned. The Super-Streamlined Documentation program is available for first-lien borrowers with good credit and mortgage history with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve-month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance and an amount between $50,000 and $125,000 determined by the FICO score of the borrower. Although a credit review is conducted, no debt ratio, income documentation, or asset verification is generally required. A telephonic verification of employment is required before loan closing.

Full appraisals are generally performed on all home equity loans. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit between $100,000 and $250,000, determined by the FICO score of the borrower, a drive-by evaluation is generally completed by a state-licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits between $100,000 and $250,000, determined by the FICO score of the borrower, Countrywide may have the related mortgaged property appraised electronically. The minimum and maximum loan amounts for home equity loans are generally $7,500 (or, if smaller, the state-allowed maximum) and $1,000,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line. The minimum amount for draws does not apply to borrowers that are Access Card holders.

After obtaining all applicable income, liability, asset, employment, credit, and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower’s gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

It is generally the sponsor’s policy to require a title search, a legal and vesting report, or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

•	the collection and aggregation of payments relating to the mortgage loans;

•	the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

•	the preparation of tax related information in connection with the mortgage loans.

Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the borrower with the monthly statements. All payments are generally due on the fifteenth day of the month.

The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

•	after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the borrower, or

•	if a notice of default on a senior lien is received by the master servicer.

Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

After foreclosure, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. Alternatively, the master servicer may forego foreclosure and charge off the home equity loan if the proceeds of foreclosure and liquidation are likely to produce an amount less than the unpaid principal balance of the related senior mortgage.

Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer’s business judgment, changes in the portfolio, and applicable laws and regulations.

Foreclosure and Delinquency Experience

The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

For the purposes of the following table:

•	the period of delinquency is based on the number of days payments on the mortgage loans are contractually past due;

•	certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

•	“Foreclosure Rate“ is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

•	“Bankruptcy Rate“ is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

Delinquency and Foreclosure Experience

	As of December 31, 2002		As of December 31, 2003		As of December 31, 2004		As of June 30, 2005
	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,640,766,181.58	—	$18,965,891,972.70	—	$37,284,409,794.47	—	$42,933,267,349.41	—
Delinquency Percentage
30-59 Days	$42,864,688.91	0.40%	$61,283,288.31	0.32%	$136,762,480.17	0.37%	$221,037,756.38	0.51%
60-89 Days	10,661,957.76	0.10	15,962,355.26	0.08	38,787,816.13	0.10	62,234,837.72	0.14
90+ Days	19,421,702.11	0.18	37,736,971.30	0.20	66,078,326.62	0.18	95,209,456.39	0.22

Sub Total	$72,948,348.78	0.69%	$114,982,614.87	0.61%	$241,628,622.92	0.65%	$378,482,050.49	0.88%

Foreclosure Rate	$6,603,778.76	0.06%	$4,984,448.78	0.03%	$13,359,048.38	0.04%	$22,142,834.82	0.05%
Bankruptcy Rate	$43,053,210.55	0.40%	$41,137,908.75	0.22%	$57,800,760.70	0.16%	$76,718,223.38	0.18%

Description of the Mortgage Loans

General

The issuer expects that at the end of the Funding Period the aggregate principal balance of the mortgage loans in the mortgage pool as of their respective cut-off dates will be at least $2.700 billion. The trust initially will include the Prefunded Amounts in two Additional Loan Accounts (the “Additional Loan Accounts“), each related to a loan group. Subject to the conditions set forth in the sale and servicing agreement, the Prefunded Amounts will be applied to the purchase of Additional Home Equity Loans for the applicable loan group.

The mortgage pool will be divided into two groups of mortgage loans (“loan group 1” and “loan group 2,” as applicable, and each, a “loan group”). The mortgage loans in loan group 1 and loan group 2 are referred to as the “group 1 mortgage loans” and “group 2 mortgage loans,” respectively. The group 1 mortgage loans will have original principal balances (by credit limit) that conform to the guidelines of Freddie Mac and Fannie Mae. The group 2 mortgage loans will have original principal balances (by credit limit) that may or may not conform to the guidelines of Freddie Mac and Fannie Mae. The Class 1-A Notes will be secured primarily by the initial group 1 mortgage loans and the Prefunded Amount in the Additional Loan Account related to loan group 1. The Class 2-A Notes will be secured primarily by the initial group 2 mortgage loans and the Prefunded Amount in the Additional Loan Account related to the loan group 2.

The prefunded amount (the “Prefunded Amount“) for a loan group will be equal to the difference between (a) the original note principal balance of the related class of notes minus the initial Undercollateralization Amount of the related class of notes and (b) the unpaid principal balance of the initial mortgage loans in that loan group. The Prefunded Amount will not exceed $273,181,250 for loan group 1 and $403,506,250 for loan group 2. The mortgage loans to be included in the initial cut-off date pool (the “initial mortgage loans“) will represent mortgage loans originated by the sponsor on or before the initial cut-off date and sold by the sellers to the depositor, and by the depositor to the Trust, on the closing date. The original note principal balance of each class of notes may not increase or decrease by more than 10%.

Initially, the note principal balance of each class of notes will exceed the sum of (i) the initial cut-off date principal balance of the initial mortgage loans in the related loan group and (ii) the Prefunded Amount deposited on the closing date in the Additional Loan Account related to that loan group to be used to acquire additional mortgage loans (the “Additional Home Equity Loans“) for that loan group. This excess represents an undercollateralization of each loan group of approximately 0.25% of the sum of the principal balance of the initial mortgage loans in the related loan group plus the related Prefunded Amount (this excess with respect to a loan group is referred to as the “Undercollateralization Amount“). Funds in an Additional Loan Account may be used after the closing date until the earlier of (a) the date on which amounts held in the Additional Loan Account are less than $25,000 and (b) October 31, 2005 (the “Funding Period“). Any funds remaining in either Additional Loan Account after the end of the Funding Period will be used to prepay the related class of notes on the first payment date.

Mortgage Loan Terms

General. A borrower may obtain an advance on a mortgage loan by writing a check, requesting a wire transfer or using a credit card in a minimum amount of $250. The minimum amount for draws does not apply to borrowers that are Access Card holders. Except during the introductory rate period when the mortgage loan interest rate is fixed, the mortgage loans bear interest at a variable rate that changes monthly on the first business day of the month preceding the due date with changes in the applicable index rate. After the introductory rate period, the daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365. The index rate is based on the highest “prime rate” published in the “Money Rates” table of The Wall Street Journal as of the first business day of each calendar month.

The second mortgage ratio for a mortgage loan in second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of the related loan application.

Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made generally during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide’s approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period. A relatively small number of home equity loans are subject to a five, ten, or twenty year repayment period following the draw period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. None of the group 1 mortgage loans and approximately 0.03% of the group 2 mortgage loans by the aggregate stated principal balance of the mortgage loans in loan group 2 as of the statistical calculation date, require a balloon repayment at the end of the draw period.

The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described in the preceding paragraph.

The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

•	for an initial mortgage loan, its principal balance as of the initial cut-off date, and for an Additional Home Equity Loan, its principal balance as of the subsequent cut-off date, plus

•	any Additional Balances for the mortgage loan, minus

•	the sum of all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

Set forth in Annex I is certain statistical information based on outstanding principal balances as of the open of business on August 17, 2005, which is the “Statistical Calculation Date,” of a pool of two groups of mortgage loans that CWHEQ, Inc. believes is representative of the mortgage loans expected to be included in the final mortgage loan pool (the “Pool Characteristics”). This information as well as other information in this prospectus supplement describing the mortgage loans as of the Statistical Calculation Date are approximations of the expected characteristics of the mortgage loans to be actually included in the mortgage loan pool at the closing date.

A detailed description of the mortgage loans actually delivered on the closing date (the “Detailed Description”) will be available at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the notes. The Detailed Description will specify, among other things, the following information regarding the mortgage loans included in the trust estate on the closing date:

•	the outstanding principal balances of the initial mortgage loans as of the initial cut-off date,

•	the repayment period,

•	the loan rates borne by the initial mortgage loans as of the initial cut-off date,

•	the combined loan-to-value ratios of the initial mortgage loans,

•	the remaining term to scheduled maturity of the initial mortgage loans,

•	the type of properties securing the initial mortgage loans,

•	the geographical distribution of the initial mortgage loans by state, and

•	the credit limits and credit limit utilization rates of the initial mortgage loans as of the initial cut-off date.

The Detailed Description is as of the initial cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the Additional Loan Accounts. Within fifteen days after the end of the Funding Period, a detailed description of the mortgage loans, including the Additional Home Equity Loans, substantially in the form of the Detailed Description, will be available and filed on a Form 8-K with the Securities and Exchange Commission. The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are second mortgages or deeds of trust on mortgaged properties expected to be located in 49 states plus the District of Columbia. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

The Loan Insurance Policy

A second mortgage bulk insurance policy will be issued by United Guaranty to provide coverage if a borrower defaults on a mortgage loan covered by it. As of the closing date, mortgage loans with principal balances equaling approximately 69% of the aggregate initial cut-off date principal balance, and it is expected that at the end of the Funding Period approximately 69% of the mortgage loans in the mortgage pool, will be covered by the second mortgage bulk insurance policy. The mortgage loans covered by the second mortgage bulk insurance policy were selected by the loan insurer from the mortgage pool in accordance with its selection criteria. Subject to certain limitations, the second mortgage bulk insurance policy will be available to cover losses from failure by the borrowers to make scheduled payments on the covered mortgage loans that are not subject to a policy exclusion, up to an aggregate amount equal to 8.5% of the aggregate cut-off date principal balance of the covered mortgage loans. The co-trustee will be responsible for forwarding the premiums for the second mortgage bulk insurance policy on behalf of the noteholders as provided in the indenture and the master servicer will present claims and provide certain notices under the second mortgage bulk insurance policy on behalf of itself, the indenture trustee, the co-trustee, the note insurer, and the noteholders.

The following summary describes certain provisions of the second mortgage bulk insurance policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the second mortgage bulk insurance policy.

The second mortgage bulk insurance policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted mortgage loans and only on satisfaction of certain conditions precedent. The original amount of coverage under the second mortgage bulk insurance policy will be reduced over the life of the notes by the aggregate dollar amount of claims paid and certain reductions in the coverage of the second mortgage bulk insurance policy.

Defaults giving rise to a claim under the second mortgage bulk insurance policy are:

•	the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the mortgage loan, or

•	the failure by a borrower to pay the outstanding balance if the mortgage loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

When a default occurs, the claim amount will be equal to the sum of

•	the unpaid principal balance on the mortgage loan, as of the date the last payment was made,

•	simple interest on the amount of unpaid principal balance from the date of default until the earlier of the date the claim is submitted or is required to be submitted at the lesser of the contract rate and eighteen percent, and

•	up to $350.00 of court expenses;

less the sum of

•	the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the mortgage loan or the mortgaged property,

•	the amount of cash in any escrow account for the mortgage loan,

•	the amount of cash held as security for the mortgage loan and all sums as to which set-off is available, and

•	the amount paid under applicable fire and extended coverage policies in excess of the cost of restoring and repairing the mortgaged property that has not been applied to the payment of the mortgage loan.

In calculating these amounts, the unpaid principal balance of a mortgage loan will not exceed the principal balance of the mortgage loan on the cut-off date plus any Additional Balances and the unpaid principal balance and interest will be reduced by any reduction in any insolvency proceeding and any reduction under the Servicemembers Civil Relief Act and will be subject to the provisions of the second mortgage bulk insurance policy on modifications of the terms of the covered mortgage loans. When a loss becomes payable, United Guaranty will pay the co-trustee within 60 days after the master servicer has filed a claim in accordance with the second mortgage bulk insurance policy.

The master servicer must file a claim within 30 days after a mortgage loan becomes six months in default or within 30 days after United Guaranty has elected to accelerate filing of a claim. If the master servicer fails to file a claim within the applicable time, the failure will be deemed to have been an election by the master servicer to waive any right to any benefit under second mortgage bulk insurance policy with respect to that mortgage loan. In addition, the master servicer must notify United Guaranty of covered mortgage loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

The mortgage loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a mortgage loan is “four months in default” if the monthly installments due on January 1 through April 1 remain unpaid after the close of business on April 1 or if a basis for acceleration exists for a continuous period of four months.

Claims involving certain specified circumstances are excluded from the coverage of the second mortgage bulk insurance policy. United Guaranty will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the loss will be reduced to the extent of that increased amount. The exclusions, more particularly described in the second mortgage bulk insurance policy, are:

•	any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the mortgage loan;

•	any claim resulting from a default that occurred before coverage under the second mortgage bulk insurance policy began;

•	any claim resulting from a default that occurred in respect of a mortgage loan that was, or was ever, 30 days or more delinquent as of the cut-off date;

•	any claim involving incomplete or incorrect (in accordance with construction plans) construction on the mortgaged property;

•	any claim involving a lending transaction with the borrower materially different from the description to United Guaranty of the lending transaction;

•	any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the sponsor, the master servicer, any other insured or any other servicer; or any claim involving negligence of the sponsor or the master servicer;

•	any claim occurring when, at the time of default or thereafter, the servicer is not the master servicer on the closing date and the change in the servicer has not been approved by United Guaranty;

•	any claim where there is physical damage to the mortgaged property and the mortgaged property has not been restored to its condition as of the effective date of the second mortgage bulk insurance policy, reasonable wear and tear excepted, or the property was not completed in accordance with the original construction plans;

•	any claim where there is environmental contamination affecting the mortgaged property, including nuclear reaction, radioactive containment, contamination by toxic waste, chemicals or other hazardous substance or other pollution, environmental or similar hazard not previously approved by United Guaranty;

•	any claim if the combined loan-to-value exceeded the maximum percentage allowed at the time the mortgage loan was submitted to United Guaranty;

•	any claim involving a purchase money loan if the borrower did not make the stated down payment;

•	any claim, if the mortgage, executed by the borrower did not create at origination a second deed of trust (as defined in the second mortgage bulk insurance policy);

•	any claim resulting from a default occurring after any material breach by the master servicer in complying with the second mortgage bulk insurance policy with respect to the related mortgage loan;

•	any claim, if, under applicable law, the borrower successfully asserted or may have successfully asserted any defense against the issuer so as to release in whole or in part the borrower’s obligation to repay the loan;

•	any claim if the mortgage loan did not meet the program criteria in effect at the time the related application was submitted to United Guaranty;

•	any claim if the master servicer does not provide United Guaranty with the mortgage loan file upon United Guaranty’s request for it;

•	any claim if the master servicer did not file, where permitted and where a state does not require notification to the holder of a second mortgage, a request for notice of default or comparable form that provides for notice to the issuer if a default occurs on a first mortgage; and

•	any claim if the borrower obtains a disbursement of proceeds under the mortgage loan when the borrower is two months in default on the date the borrower receives the disbursement.

The second mortgage bulk insurance policy will not provide coverage against hazard losses, special hazard losses, or bankruptcy losses. The hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement or restoration cost from the damages.

If the second mortgage bulk insurance policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty is reduced to “A” or below by Standard & Poor’s or “A1” or below by Moody’s, the master servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies and the note insurer. The replacement policy will provide coverage equal to the then remaining coverage of the second mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the second mortgage bulk insurance policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the second mortgage bulk insurance policy.

Conveyance of the Mortgage Loans

The obligation of the Trust to purchase the initial mortgage loans on the closing date is subject to certain requirements in the sale and servicing agreement.

The Trust may acquire Additional Home Equity Loans during the Funding Period. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under “The Home Equity Loan Program—Underwriting Procedures Relating to Home Equity Loans” in this prospectus supplement. Additional Home Equity Loans may be purchased for either loan group during the Funding Period using amounts on deposit in the Additional Loan Account related to that loan group at a cash purchase price of 100% of their principal balance on the related subsequent cut-off date. The amount paid from the applicable Additional Loan Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of the applicable loan group will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account related to that loan group will decrease accordingly. Additional Home Equity Loans acquired by the Trust will be simultaneously pledged to the indenture trustee as part of the trust estate.

Any transfer of Additional Home Equity Loans is subject to various conditions including:

•	that they satisfy substantially the same loan representations and warranties as the initial mortgage loans;

•	that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the notes and the Note Insurer;

•	that the indenture trustee and the Note Insurer receive opinions of counsel acceptable to each of them with respect to the validity of the transfer of, and the perfection of the security interest in, the Additional Home Equity Loans;

•	that as of the related subsequent cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the initial mortgage loans had to satisfy on the closing date;

•	that, with respect to loan group 1, they comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae; and

•	that the transfer will not result in a reduction or withdrawal of the then current ratings of the Notes without taking the Policy into account.

The acquisitions of the Additional Home Equity Loans may occur in one or more closings after the closing date.

The Additional Loan Accounts

The assets of the Trust will include two Additional Loan Accounts, each related to a loan group and to the class of notes related to that loan group. Each Additional Loan Account will contain on the closing date the lesser of (i) the excess of (a) the Original Note Principal Balance of the related class of notes less the initial Undercollateralization Amount of the related loan group over (b) the principal balance of the initial mortgage loans in the related loan group as of the initial cut-off date and (ii) approximately $273,181,250 for loan group 1 and $403,506,250 for loan group 2. Monies in each Additional Loan Account are expected to be used to purchase Additional Home Equity Loans during the Funding Period for the related loan group. The Additional Loan Accounts will be part of the trust and pledged to the indenture trustee. Any funds remaining on deposit in any Additional Loan Account at the end of the Funding Period will be used to prepay the related class of notes on the first payment date. Net income on investment of funds in the Additional Loan Accounts will be paid to the master servicer, and will not be available for payment on the notes.

Maturity and Prepayment Considerations

Holders of a class of notes will be entitled to receive on each payment date payments of principal, in the amounts described under “Description of the Notes—Payments on the Notes” in this prospectus supplement, until the Note Principal Balance of that class of notes is reduced to zero. During the Managed Amortization Period, holders of a class of notes will receive amounts from principal collections based on the Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. In addition, the funds remaining in any Additional Loan Account at the end of the Funding Period after the purchase of any Additional Home Equity Loans will be used to prepay the related class of notes on the first payment date.

Principal collections on the mortgage loans in a loan group will be allocated between the noteholders of the related class of notes and the transferor based on the Investor Fixed Allocation Percentage for the related loan group. Once the related Allocated Transferor Interest at least equals the Required Transferor Subordinated Amount for that loan group, the related Investor Fixed Allocation Percentage will be 99.50%. The Group 1 Required Transferor Subordinated Amount initially will be (i) 0.50% of the Loan Group Balance of loan group 1 as of the initial cut-off date plus the amount of funds deposited in the Additional Loan Account related to loan group 1 on the closing date, plus (ii) the OC Deficiency Amount of loan group 2. The Group 2 Required Transferor Subordinated Amount initially will be (i) 0.50% of the Loan Group Balance of loan group 2 as of the initial cut-off date plus the amount of funds deposited in the Additional Loan Account related to loan group 2 on the closing date, plus (ii) the OC Deficiency Amount of loan group 1. The Note Insurer may permit each Required Transferor Subordinated Amount to decrease or “step down” over time or, under certain circumstances, require it to increase or “step up.” See “OC Deficiency Amount,” “Required Transferor Subordinated Amount” and “Subordination Requirement” under “Description of the Notes—Glossary of Key Terms” in this prospectus supplement.

Allocations of principal collections from the mortgage loans in a loan group based on the applicable Investor Fixed Allocation Percentage may result in payments of principal to the noteholders of the related class of notes in amounts that are, in most cases, greater relative to the declining balance of the related mortgage loans than would be the case if the Investor Floating Allocation Percentage for a loan group were used to determine the percentage of principal collections from the related mortgage loans paid to the holders of the related class of notes. This is especially true during the Rapid Amortization Period when the holders of a class of notes are entitled to receive the related Maximum Principal Payment and not a lesser amount.

In addition, Investor Interest Collections for a loan group may be paid as principal of the related class of notes in connection with the Accelerated Principal Payment Amount for that loan group. Moreover, to the extent of losses allocable to the notes, noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections, the related Subordinated Transferor Collections, the Investor Interest Collections for the other loan group, the Subordinated Transferor Collections for the other loan group, or, in some instances, draws under the policy. The level of losses on the mortgage loans in a loan group may affect the rate of payment of principal on the related class of notes.

After the closing date, each Allocated Transferor Interest is expected to grow to the extent obligors make more draws than principal payments on the related mortgage loans. The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the notes, so long as the related Allocated Transferor Interest (after giving effect to the removal of such mortgage loans) is not less than the related Required Transferor Subordinated Amount. Removals of mortgage loans may affect the rate at which principal is distributed to the related class of notes by reducing the applicable Loan Group Balance and, therefore, the amount of related principal collections. See “Description of the Sale and Servicing Agreement—Optional Transfers of Mortgage Loans to the Transferor” in this prospectus supplement.

All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related class of notes.

The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described in this prospectus supplement under “Description of the Mortgage Loans—Mortgage Loan Terms,” rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain “due-on-sale” provisions, and the master servicer intends to enforce them unless

•	enforcement is not permitted by applicable law or

•	the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related mortgage loan. See “Certain Legal Aspects of the Loans—Due-on-Sale Clauses” in the prospectus.

The sellers are not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the closing date (or in the case of Additional Home Equity Loans, until 30 days after they are acquired by the Trust). See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement. If a seller fails to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the Trust. The principal balance of any mortgage loan so transferred will be deducted from the Loan Group Balance of the related loan group, thus reducing the amount of the related Allocated Transferor Interest. If after the deduction the related Allocated Transferor Interest would be less than the related Required Transferor Subordinated Amount at the time, then a “Transfer Deficiency” will exist with respect to the loan group. The amount of the Transfer Deficiency is the lesser of (i) the principal balance of the mortgage loan transferred from the Trust and (ii) the excess of (a) the related Required Transferor Subordinated Amount over (b) the related Allocated Transferor Interest. If a Transfer Deficiency exists, the sponsor must transfer to the Trust for the benefit of the applicable loan group Eligible Substitute Mortgage Loans or deposit into the collection account an amount (the “Transfer Deposit Amount”) equal to the excess of the Transfer Deficiency over the principal balance of any Eligible Substitute Mortgage Loans transferred to the Trust for the applicable loan group. See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

The yield to an investor who purchases a class of notes at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is different from the rate anticipated by the investor at the time the notes were purchased.

Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers.

We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See “Yield and Prepayment Considerations” in the prospectus.

Pool Factor

The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note Principal Balance of each class of notes as of each payment date (after giving effect to any payment of principal of each class of notes on the payment date) as a proportion of the Original Note Principal Balance of that class of notes. On the closing date, the pool factor for each class of notes will be 1.0000000. See “Description of the Notes—Payments on the Notes” in this prospectus supplement. Thereafter, the pool factor for each class of notes will decline to reflect reductions in the related Note Principal Balance.

Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor and various other items of information for the notes will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2005 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year. See “Description of the Notes—Book-Entry Notes” and “Description of the Indenture—Reports to Noteholders” in this prospectus supplement.

Description of the Notes

General

The Revolving Home Equity Loan Asset Backed Notes, Series 2005-F Class 1-A Notes and Class 2-A Notes (each is sometimes referred to as a “class” and collectively these are referred to as the “notes”), will be issued pursuant to the indenture. The notes will be issued in denominations of $25,000 and multiples of $1,000 in excess of that amount. The repayment of the notes will be secured by the grant of a security interest in the mortgage loans to the indenture trustee.

Definitive notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the notes. See “— Book-Entry Notes” below. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The “Aggregate Original Note Principal Balance” is expected to equal approximately $2,706,750,000. The “Class 1-A Original Note Principal Balance” is expected to equal approximately $1,092,725,000. The “Class 2-A Original Note Principal Balance” is expected to equal approximately $1,614,025,000. Both the Class 1-A Original Note Principal Balance and the Class 2-A Original Note Principal Balances are referred to as an “Original Note Principal Balance.” On the closing date, the Prefunded Amount for each loan group will be deposited into the Additional Loan Account related to that loan group, which may be used during the Funding Period to purchase Additional Home Equity Loans for that loan group.

The principal amount of each class of notes (the “Class 1-A Note Principal Balance” or “Class 2-A Note Principal Balance” as applicable, or each, a “Note Principal Balance”) on any payment date is equal to the related

Original Note Principal Balance minus the aggregate of amounts actually paid as principal on that class of notes. See “— Payments on the Notes” below. The primary source of payment on each class of notes is the collections on the mortgage loans in the related loan group. See “Description of the Sale and Servicing Agreement—Allocations and Collections” in this prospectus supplement. The notes will also have the benefit of the policy. The proceeds of any payments under the sponsor loss coverage obligation and the second mortgage bulk insurance policy will provide a source of funds available for payments on the notes. See “— Sponsor Loss Coverage Obligation” below and “Description of the Mortgage Loans—The Loan Insurance Policy.” The portion of the interest collections on the mortgage loans in a loan group that are Investor Interest Collections will be distributed in accordance with the indenture and the portion of the interest collections that are not Investor Interest Collections will be distributed to the holder of the transferor interest. Principal collections on the mortgage loans in a loan group will be allocated between the holders of the related class of notes and the holder of the transferor interest but the amount allocated to a class of notes may be reduced because it has been used to pay for Additional Balances or to reduce excess overcollateralization. See “Transferor Principal Collections” under “Description of the Notes—Glossary of Key Terms” in this prospectus supplement. Each note represents the right to receive payments of interest at the applicable note rate and payments of principal as described below.

The Insurance Agreement and the indenture require that each Allocated Transferor Interest be increased to, and thereafter maintained at, the related Required Transferor Subordinated Amount. Each Allocated Transferor Interest as of the closing date is less than the initial related Required Transferor Subordinated Amount, thus requiring an increase in the related Allocated Transferor Interest on future payment dates until it equals the related Required Transferor Subordinated Amount.

The Group 1 Required Transferor Subordinated Amount initially is approximately $5.450 million and the Group 2 Required Transferor Subordinated Amount initially is approximately $8.050 million, which will represent approximately 0.50% of the Loan Group Balance of each loan group as of the initial cut-off date plus the amount of funds deposited in each Additional Loan Account on the closing date. The Required Transferor Subordinated Amount may decrease as described in “Required Transferor Subordinated Amount” and “Subordination Requirement” under “Description of the Notes—Glossary of Key Terms” in this prospectus supplement. The owners of the transferor interest will initially be the sellers (or one of their affiliates). In general, the Loan Group Balance will vary each day as principal is paid on the related mortgage loans, liquidation losses on the related mortgage loans are incurred, and Additional Balances on the related mortgage loans are created by borrowers on those mortgage loans and transferred to the Trust.

Certain Investor Interest Collections for a loan group will be applied as a payment of principal of the related class of notes on a payment date to decrease the Note Principal Balance of that class of notes until the difference between the related Loan Group Balance and the Note Principal Balance of that class of notes is an amount equal to the applicable Required Transferor Subordinated Amount for the payment date. The amount of the Investor Interest Collections for a loan group so applied as a payment of principal on the related class of notes on a payment date is an “Accelerated Principal Payment Amount.” The requirement to increase each Allocated Transferor Interest to, and thereafter maintain it at, the applicable Required Transferor Subordinated Amount is not an obligation of the sponsor, the master servicer, the indenture trustee, the Note Insurer, or any other person.

Each Required Transferor Subordinated Amount may be permitted to step down or, under certain circumstances, will be required to step up. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an “Overcollateralization Reduction Amount,” which may result in a release of cash from the Trust or removal of mortgage loans from the related loan group in an amount up to the Overcollateralization Reduction Amount (net of any reimbursement amounts related to that class of notes due to the Note Insurer), on payment dates occurring after the applicable step down takes effect.

Book-Entry Notes

The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes may elect to hold their notes through The Depository Trust Company in the United States, or upon request Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of

DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing note principal balances of $25,000 and in multiples of $1,000 in excess of that. One investor in the book-entry notes may hold a beneficial interest that is not an integral multiple of $1,000. Except as described below, no person, acquiring a book-entry note will be entitled to receive a definitive note representing the note. Until definitive notes are issued, Cede & Co., as nominee of DTC, is expected to be the only “noteholder” of the notes. Beneficial owners of the notes will not be noteholders as that term is used in the indenture. Beneficial owners of the notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. See “Description of the Securities—Book-Entry Registration of Securities” in the prospectus.

Glossary of Key Terms

“Adjusted Loan Group Balance”—(i) for each payment date on which the Loss Utilization Amount of both loan groups is zero, for each loan group is the Loan Group Balance of that loan group as of that payment date, and (ii) for each payment date on which the Loss Utilization Amount of a loan group is greater than zero is

•	for the loan group whose Loss Utilization Amount is greater than zero, the Loan Group Balance of that loan group as of that payment date plus its Loss Utilization Amount as of that payment date, and

•	for the loan group whose Loss Utilization Amount is equal to zero, the Loan Group Balance of that loan group as of that payment date minus the Loss Utilization Amount of the other loan group as of that payment date.

“Aggregate Investor Interest”—for each payment date and each loan group means the Note Interest for the related class of notes for the payment date and the related Unpaid Investor Interest Shortfall (with interest on overdue interest (exclusive of any Basis Risk Carryforward) to the extent permitted by applicable law) for the payment date.

“Allocated Transferor Interest” —for any payment date and each loan group is the excess of

•	the sum of the related Loan Group Balance as of the close of business on the day before the payment date, and any amounts otherwise payable on the transferor interest of that loan group but retained in the payment account over

•	the related Note Principal Balance (after giving effect to the payment of all amounts actually paid on the related class of notes on that payment date).

“Available Transferor Subordinated Amount”— for each payment date and loan group is the lesser of the related Required Transferor Subordinated Amount for the payment date, and

•	the related Loan Group Balance as of the close of business on the day before the date of payment date, and any amounts otherwise payable to the transferor interest of that loan group but retained in the payment account and any funds in the Additional Loan Account related to that loan group, minus

•	the Note Principal Balance of the related class of notes on the payment date (after giving effect to the payment of all amounts actually paid on the notes on that payment date).

“Collection Period”—related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the initial cut-off date and ending on the last day of October 2005.

“Interest Shortfall Deposit“—See “Description of the Sale and Servicing Agreement—Payments on Mortgage Loans; Deposits to Collection Account.”

“Investor Fixed Allocation Percentage”—for each payment date and class of notes is (i) on any date on which the related Allocated Transferor Interest is less than the related Required Transferor Subordinated Amount, 100%, and (ii) on any date on which the related Allocated Transferor Interest equals or exceeds the related Required Transferor Subordinated Amount, 99.50%.

“Investor Floating Allocation Percentage”—for each payment date and class of notes is the lesser of 100% and a fraction whose numerator is the Note Principal Balance of that class of notes and whose denominator is the related Loan Group Balance at the beginning of the related Collection Period plus the amount of funds in the Additional Loan Account related to that class of notes.

“Investor Interest Collections”—for each payment date and loan group is the sum of (i) the product of (a) the interest collections on the mortgage loans in that loan group during the related Collection Period (including any amounts received under the second mortgage bulk insurance policy and the sponsor loss coverage obligation attributable to interest and excluding certain fess and premiums payable from interest collections), and (b) the applicable Investor Floating Allocation Percentage for the related class of notes for the payment date, and (ii) the Interest Shortfall Deposit.

“Investor Loss Amount”—for each payment date and a class of notes is the product of the Investor Floating Allocation Percentage for that class of notes and the aggregate Liquidation Loss Amount for the related loan group for the payment date.

“Investor Loss Reduction Amount”—for each payment date and class of notes is the portion of the Investor Loss Amounts for that class for all prior payment dates that has not been previously accounted for by

•	paying down the principal balance of the related class of notes on a payment date (A) pursuant to items (3), (4), or (8) under “Description of Notes— Application of Interest Collections,” (B) from related or unrelated Subordinated Transferor Collections, or (C) pursuant to a draw on the Policy,

•	reducing the related or unrelated Allocated Transferor Interest, or

•	increasing the related Adjusted Loan Group Balance by increasing the related Loss Utilization Amount.

“Liquidated Mortgage Loan”—for each payment date is any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

“Liquidation Loss Amount”—for each Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds and any amounts of principal received under the second mortgage bulk insurance policy and the sponsor loss coverage obligation.

“Loan Group Balance”—for each payment date and loan group is the aggregate of the principal balances of the mortgage loans in that loan group as of the end of the related Collection Period. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (a) any Additional Balances for the mortgage loan minus (b) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

“Loss Utilization Amount”— for any payment date is

for loan group 1, the lesser of the overcollateralization shortfall for loan group 1 and the available overcollateralization amount for loan group 2, where

(x) the overcollateralization shortfall for loan group 1 is the excess of the Class 1-A Note Principal Balance on that payment date after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) over the related Loan Group Balance on that payment date; and

(y) the available overcollateralization amount for loan group 2 is the lesser of (i) the excess of the Loan Group Balance of loan group 2 on that payment date over the Class 2-A Note Principal Balance after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) and (ii) the Group 2 Required Transferor Subordinated Amount on that payment date, and for loan group 2, the lesser of the overcollateralization shortfall for loan group 2 and the available overcollateralization amount for loan group 1, where

(x) the overcollateralization shortfall for loan group 2 is the excess of the Class 2-A Note Principal Balance on that payment date after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) over the related Loan Group Balance on that payment date; and

(y) the available overcollateralization amount for loan group 1 is the lesser of (i) the excess of the Loan Group Balance of loan group 1 on that payment date over the Class 1-A Note Principal Balance after giving effect to the payment of all amounts actually paid on that class of notes on that payment date (from sources other than the policy) and (ii) the Group 1 Required Transferor Subordinated Amount on that payment date.

“OC Deficiency Amount”— for each loan group and each payment date means the excess of

•	the Subordination Requirement for the payment date, over

•	an amount equal to (i) the related Loan Group Balance for the payment date (and any amounts otherwise payable on the transferor interest but retained in the payment account) minus (ii) the Note Principal Balance of the related class of notes on the payment date (after giving effect to the payment of all amounts actually paid on the notes on that payment date).

“Required Amount”—see “Limited Subordination of Transferor Interest” under “Description of the Notes” in this prospectus supplement.

“Required Transferor Subordinated Amount”—for each loan group and each payment date means the sum of the Subordination Requirement for a loan group on a payment date and the OC Deficiency Amount for the unrelated loan group on the payment date. The Required Transferor Subordinated Amount related to loan group 1 and loan group 2 is sometimes referred to as “Group 1 Required Transferor Subordinated Amount” and “Group 2 Required Transferor Subordinated Amount,” respectively.

“Subordination Requirement”—for each loan group and each payment date, shall initially mean 0.50% of the Loan Group Balance of that loan group as of the initial cut-off date plus the amount of funds deposited in the related Additional Loan Account on the closing date.

The Insurance Agreement provides that the Subordination Requirement may decrease or “step down” over time, that it may not decrease below certain minimum amounts and that under certain circumstances it may increase or “step up.”

“Transferor Interest”—for any date is the aggregate of the Allocated Transferor Interests on that date.

“Transferor Principal Collections”—for each payment date and loan group are principal collections received on the related mortgage loans during the related Collection Period minus the amount of principal collections required to be paid to noteholders of the related class of notes under the indenture.

Payments on the Notes

Beginning with the first payment date, payments on the notes will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the notes are registered at the close of business on the day before each payment date or, if the notes are no longer book-entry notes, at the close of business on the applicable record date. The record date for the notes is the day before a payment date, so long as the notes are book-entry notes or, if the notes are no longer book-entry notes, at the close of business on the last day of the month preceding the payment date. The term “payment date” means the fifteenth day of each calendar month or, if the fifteenth day of the month is not a business day, then the next business day after the fifteenth day of the month. Generally, payments on the notes will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the record date. At the request of a noteholder owning at least $1,000,000 principal amount of notes, payments will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final payment on the notes upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final payment. A “business day” is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Illinois are required or authorized by law to be closed.

Application of Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections for each loan group in the following order of priority:

(1)	to pay the Note Insurer for the portion of the premium for the Policy related to that loan group;

(2)	to pay holders of the related class of notes their Aggregate Investor Interest;

(3)	to pay holders of the related class of notes the related Investor Loss Amount for the payment date;

(4)	(i) first to pay to the holders of the related class of notes, any Investor Loss Reduction Amount, and then (ii) to pay the holders of the related class of notes an amount that is required to reduce any Loss Utilization Amount for the related loan group to zero;

(5)	to pay holders of the unrelated class of notes any amount described in item (2) above that remains unpaid after taking into account payments of Investor Interest Collections to that class of notes from the related loan group;

(6)	to reimburse the Note Insurer for prior draws made from the Policy for the related class of notes (with interest on the draws);

(7)	to pay holders of the related class of notes the related Accelerated Principal Payment Amount;

(8)	to pay holders of the unrelated class of notes any amount described in items (3) and (4)(i) above that remains unpaid on the payment date, after taking into account the allocation of the Investor Interest Collections related to the unrelated class of notes on the payment date;

(9)	to pay any other amounts owed to the Note Insurer with respect to the related loan group pursuant to the Insurance Agreement;

(10)	to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid;

(11)	to reimburse the Note Insurer for prior draws made from the Policy for the unrelated class of notes (with interest on the draws) and to pay any other amounts owed to the Note Insurer with respect to the unrelated loan group pursuant to the Insurance Agreement;

(12)	to pay the holders of the related class of notes any Basis Risk Carryforward; and

(13)	the remaining amounts to the holder of the transferor interest in respect of the related Allocated Transferor Interest.

Payments to noteholders pursuant to clauses (2), (5), and (12) will be interest payments on the applicable class of notes. Payments to noteholders pursuant to clauses (3), (4), (7), and (8) will be principal payments on the applicable class of notes and will therefore reduce the related Note Principal Balance. The amount of one loan group’s Investor Interest Collections that is paid with respect to the other loan group on the payment date pursuant to clauses (5) or (8) is a “Crossover Amount.” The Accelerated Principal Payment Amounts and any Basis Risk Carryforward are not guaranteed by the Policy.

Interest will be paid on each payment date at the applicable note rate for the related Interest Period. The note rate for a payment date and a class of notes will be a per annum rate equal to the least of:

(a)	the sum of

•	for any payment date after the first payment date, the London Interbank offered rate for one-month United States dollar deposits (“LIBOR”) and for the first payment date, the interpolated one-month and two-month LIBOR, plus

•	the margin for that class of notes,

(b)	a per annum rate equal to the weighted average of the loan rates of the mortgage loans in the related loan group (weighted on the basis of the daily average balance of each mortgage loan in that loan group during the related billing cycle before the Collection Period relating to the payment date) net of

•	the servicing fee rate,

•	the rate at which the premium payable to the Note Insurer and the Loan Insurer is calculated,

•	commencing with the payment date in November 2006, 0.50% per annum, and

(c)	16.00%.

The “Basis Risk Carryforward” for either class of notes and any payment date will equal the sum of

(x) the excess of

•	the amount of interest that would have accrued on that class of notes during the Interest Period had interest been determined pursuant to clause (a) above (but not at a rate in excess of 16.00% per annum) over

•	the interest actually accrued on that class of notes during the Interest Period,

(y) any Basis Risk Carryforward for that class of notes remaining unpaid from prior payment dates, and

(z) interest on the amount in clause (y) at the applicable note rate (without regard to clause (b) of the definition of note rate).

Basis Risk Carryforward will be paid on subsequent payment dates to the extent funds from the related loan group are available therefor.

The margin for the Class 1-A and Class 2-A Notes will be 0.24% per annum.

Interest on each class of notes for any payment date will accrue from the preceding payment date (or, in the case of the first payment date, from the closing date) through the day preceding the payment date (each period, an “Interest Period”) on the basis of the actual number of days in the Interest Period and a 360-day year. Interest for each payment date will accrue on the related outstanding Note Principal Balance immediately prior to that payment date.

Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the related payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the closing date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Moneyline Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Moneyline Telerate Screen Page 3750 means the display designated as page 3750 on the Moneyline Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Moneyline Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee and the Note Insurer), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 A.M., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Transferor Collections. Collections allocable to the Allocated Transferor Interest related to a loan group will be paid to the holder of the transferor interest only to the extent that the payment will not reduce the Allocated Transferor Interest of the related class of notes as of the related payment date below the Required Transferor Subordinated Amount for that loan group. Amounts not paid to the transferor because of this limitation will be retained in the payment account until that Allocated Transferor Interest exceeds the related Required Transferor Subordinated Amount, at which time the excess shall be released to the holder of the transferor interest. Any of these amounts related to a loan group in the payment account at the start of the Rapid Amortization Period will be paid to the holders of the related class of notes as a reduction of the related Note Principal Balance.

Payments of Principal Collections. The period beginning on the closing date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in October 2010 is the “Managed Amortization Period.” The amount of principal collections payable to each class of notes for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for the related loan group for that payment date plus, on the first payment date after the Funding Period, any amount on deposit in the related Additional Loan Account. The Scheduled Principal Collections Payment Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of October 2005. On any payment date during the Managed

Amortization Period, the “Scheduled Principal Collections Payment Amount” for a loan group is the lesser of the Maximum Principal Payment for that loan group and the Alternative Principal Payment for that loan group, and is reduced by any related Excess Overcollateralization Amount. For any payment date and a loan group, the “Maximum Principal Payment” is the product of the Investor Fixed Allocation Percentage for that loan group and principal collections on the mortgage loans in that loan group for the payment date (including any amounts received under the second mortgage bulk insurance policy and the sponsor loss coverage obligation attributable to principal). For any payment date and loan group, the “Alternative Principal Payment” is the amount of principal collections on the mortgage loans in that loan group for the payment date minus the aggregate of Additional Balances created on the related mortgage loans during the Collection Period, but not less than zero.

Beginning with the first payment date following the end of the Managed Amortization Period (the “Rapid Amortization Period”), the amount of principal collections on the mortgage loans in a loan group payable to the related class of notes on each payment date will be equal to the Maximum Principal Payment for that loan group for that payment date.

If on any payment date the Allocated Transferor Interest with respect to a loan group exceeds the Required Transferor Subordinated Amount for that loan group, the Scheduled Principal Collections Payment Amount for that loan group on the payment date will be reduced by the “Excess Overcollateralization Amount” which, for that loan group, is the lesser of

•	the excess of (i) the Allocated Transferor Interest over (ii) the related Required Transferor Subordinated Amount for the payment date, and

•	the related Scheduled Principal Collections Payment Amount for the payment date before the reduction for Excess Overcollateralization Amount.

The Excess Overcollateralization Amount will be paid to the transferor on each applicable payment date to the extent of principal collections that otherwise would have been applied to reduce the principal balance of the notes.

Payments of principal collections from the mortgage loans in a loan group based on the Investor Fixed Allocation Percentage for the related class of notes may result in payments of principal to that class of notes in amounts that are greater relative to the declining balance of the mortgage loans in the related loan group than would be the case if the applicable Investor Floating Allocation Percentage were used to determine the percentage of principal collections paid to those noteholders. Principal collections from the mortgage loans in a loan group not allocated to the holders of the related class of notes will be allocated to the holder of the transferor interest in respect of the related Allocated Transferor Interest. The aggregate payments of principal to the holders of a class of notes will not exceed the Original Note Principal Balance of that class.

In addition, to the extent of funds from a loan group available therefor (including funds available under the Policy), on the payment date in December 2035, noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance for their class.

The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the payment account for the purpose of making payments to the noteholders.

Sponsor Loss Coverage Obligation

Pursuant to its corporate guaranty (referred to as the sponsor loss coverage obligation), the sponsor will make payments to the trust estate to the extent of claims that are partially or fully denied payment by the loan insurer due to certain exclusions from coverage in the second mortgage bulk insurance policy. The sponsor loss coverage obligation will not cover any mortgage loans that are not covered by the second mortgage bulk insurance policy. A claim for realized losses on a mortgage loan covered by the second mortgage bulk insurance policy that is denied payment by the loan insurer for any other reason or that is not of the insured perils covered by the second mortgage bulk insurance policy will not be payable by the sponsor. Until the amount of the sponsor loss coverage obligation has been reduced to zero, on any payment date the sponsor will pay an amount equal to the amount of the denied claims to the extent covered by the sponsor loss coverage obligation. The initial amount of the sponsor loss coverage obligation is 1.00% of the aggregate original principal balance of the notes. The amount of the sponsor loss coverage obligation is reduced (and will not be reinstated) by the aggregate amount of all payments of the sponsor loss coverage obligation made by the sponsor.

The sponsor loss coverage obligation will be an unsecured general obligation of the sponsor, and will not be supported by any form of credit support. The long term debt obligations of the sponsor are currently rated “A” by Standard & Poor’s, “A” by Fitch, and “A3” by Moody’s.

Limited Subordination of Transferor Interest

If Investor Interest Collections for a loan group and any Crossover Amounts paid to that loan group on any payment date are insufficient to pay on that payment date (i) the premium on the Policy, (ii) accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related class of notes, and (iii) the related Investor Loss Amount, the related Investor Loss Reduction Amount and any amount required to reduce the related Loss Utilization Amount to zero (the insufficiency being the “Required Amount”), then the interest collections and principal collections from the related mortgage loans allocable to the related Allocated Transferor Interest (but not in excess of the related Available Transferor Subordinated Amount) (the “Subordinated Transferor Collections”) will be applied to cover the related Required Amount.

If the Required Amount related to a loan group remains unpaid after the application of the related Subordinated Transferor Collections, then any remaining Subordinated Transferor Collections for the unrelated loan group (after application to the unrelated class of notes) will be applied to pay such unpaid Required Amount.

The portion of the Required Amount in respect of Investor Loss Amounts and Investor Loss Reduction Amounts not covered by the Subordinated Transferor Collections from either loan group will be allocated to reduce the Allocated Transferor Interest of the related loan group, thereby reducing that Allocated Transferor Interest (up to the remaining related Available Transferor Subordinated Amount and not in excess of the related Investor Loss Amounts and Investor Loss Reduction Amounts).

The portion of the Required Amount in respect of Investor Loss Amounts and Investor Loss Reduction Amounts not covered by the reduction of the related Allocated Transferor Interest will be allocated to reduce the Allocated Transferor Interest of the unrelated loan group, thereby reducing that Allocated Transferor Interest (up to the remaining Available Transferor Subordinated Amount of the other loan group and not in excess of the related Investor Loss Amounts and Investor Loss Reduction Amounts).

Subject to the terms of the Policy, if the Investor Interest Collections for a loan group and the amount of Subordinated Transferor Collections for a loan group together with the Crossover Amount from the other loan group and any portion of the Subordinated Transferor Collections from the unrelated loan group that have been so applied to cover the related Required Amount are together insufficient to pay the amounts in item (ii) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, subject to the terms of the Policy, on any payment date a draw may be made on the Policy for the Guaranteed Principal Payment Amount. See “Description of the Notes—The Policy” in this prospectus supplement.

The Policy

Ambac Assurance Corporation (the “Note Insurer”), a Wisconsin stock insurance corporation, in consideration of its receipt of premiums as provided in the Insurance and Indemnity Agreement and subject to the terms of Policy will unconditionally and irrevocably agree to pay each Credit Enhancement Draw Amount to the indenture trustee or its successor, as trustee for the Holders of the Notes, to the extent set forth in the indenture.

The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

For the purposes of the Policy, the following terms used herein shall have the meanings assigned to them below.

“Aggregate Interest” for each payment date and each class of notes means the related Note Interest for the payment date and the related Unpaid Investor Interest Shortfall (exclusive of any related Basis Risk Carryforward) for the payment date.

“Available Investor Interest” for each payment date and each loan group means the sum of the following amounts, but in each case only to the extent they will be available to be applied to make payments to the related class of notes pursuant to Section 8.03(a)(ii) of the indenture on the payment date:

(i) the amount of Investor Interest Collections for such loan group on deposit in the Collection Account or the Payment Account as of the close of business on the third Business Day preceding the payment date,

(ii) the amount of Investor Interest Collections for the other loan group on deposit in the Collection Account or the Payment Account as of the close of business on the third Business Day preceding the payment date to the extent such Investor Interest Collections are not applied to the payment of the Aggregate Interest, Investor Loss Amount, Investor Loss Reduction Amount, or Accelerated Principal Payment Amount of the other class of notes,

(iii) the Interest Shortfall Deposit with respect to the related loan group, as reported by the master servicer to the Note Insurer in the servicing certificate delivered on the preceding Determination Date,

(iv) the amount on deposit in the Collection Account or the Payment Account for the payment date as of the close of business on the preceding Determination Date for optional advances for the related Loan Group by the Master Servicer made pursuant to the Sale and Servicing Agreement, and

(v) the amount of the Subordinated Transferor Collections for the related loan group on deposit in the Collection Account or the Payment Account on the third Business Day preceding the payment date.

“Credit Enhancement Draw Amount” for each payment date or other applicable date in accordance with the Policy and each class of notes means an amount equal to the sum of (a) the excess of the related Guaranteed Payment over the related Available Investor Interest for the payment date, and (b) any Preference Amount (as defined in the Policy) related to that class of notes to be paid pursuant to the Policy on the applicable date.

“Guaranteed Payment” for each payment date and each class of notes means the sum of the related Guaranteed Principal Payment Amount and the related Aggregate Interest for the payment date.

“Guaranteed Principal Payment Amount” for each class of notes means:

(a) on their Scheduled Maturity Date, the excess of the related outstanding Note Principal Balance (after giving effect to all allocations and payments of principal to be made on that class of notes from all sources other than the Policy on that payment date) over the sum of the amounts on deposit in the Collection Account or the Payment Account for the related loan group available to be paid to the holders of the related class of notes pursuant to Section 8.03(b) of the indenture,

(b) on any payment date before the Available Transferor Subordinated Amount for a class of notes first increases to zero, if the Available Transferor Subordinated Amount for that payment date for that class of notes is less than the highest Available Transferor Subordinated Amount for such class of notes for any preceding payment date, the amount of the excess of the highest Available Transferor Subordinated Amount for such class of notes for any preceding payment date over the Available Transferor Subordinated Amount for such class of notes for the current payment date,

(c) on any payment date on or after which the Available Transferor Subordinated Amount for such class of notes has first increased to zero, if the Available Transferor Subordinated Amount for a class of notes has been reduced to zero or below, the amount of the excess of the related Note Principal Balance (after giving effect to all allocations and payments of principal to be made on that class of notes from all sources other than the Policy on that payment date) over the related Loan Group Balance (at the end of the related Collection Period), and

(d) on any other payment date, zero.

“Note Interest” for each payment date and class of notes means interest for the related Interest Period at the applicable Note Rate on the related Note Principal Balance as of the first day of the Interest Period (after giving effect to the distributions made on the first day of the Interest Period).

“Unpaid Investor Interest Shortfall” for each payment date and class of notes means the aggregate amount of the related Note Interest that was accrued for a prior payment date and has not been distributed to Holders of such notes.

The Note Insurer will pay any Credit Enhancement Draw Amount other than a Preference Amount with respect to the notes out of its own funds by 12:00 NOON (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second Business Day following the day on which the Note Insurer shall have received Notice that a Credit Enhancement Draw Amount (other than a Preference Amount) is due in respect of a class of the notes and (ii) the payment date on which the Credit Enhancement Draw Amount (other than a Preference Amount) is payable to the related noteholders pursuant to the indenture, for disbursement to such noteholders in the same manner as other payments with respect to the notes are required to be made. Any Notice received by the Note Insurer after 12:00 NOON New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the Note Insurer on the next succeeding Business Day.

Upon such payment, the Note Insurer shall be fully subrogated to the rights of the related noteholders to receive the amount so paid. The Note Insurer’s obligations with respect to the notes under the Policy with respect to each payment date shall be discharged to the extent funds consisting of the related Credit Enhancement Draw Amount are received by the indenture trustee on behalf of the holders of the notes for payment to such noteholders, as provided in the indenture and herein, whether or not such funds are properly applied by the indenture trustee.

If any portion or all of any amount that is insured under the Policy that was previously distributed to a noteholder is recoverable and recovered from such noteholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Note Insurer will pay such Preference Amount when due to be paid pursuant to the Final Order, but in any event no earlier than the third Business Day following receipt on a business day by the Note Insurer of (w) a certified copy of the Final Order, (x) a certificate from the indenture trustee or a noteholder or an opinion of counsel satisfactory to the note insurer that such order is final and not subject to any stay, (y) an assignment, in form reasonably satisfactory to the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the indenture trustee or such noteholder relating to or arising under such Preference Amount and appointing the Note Insurer as the agent of the indenture trustee or such noteholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such noteholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or noteholder directly (unless the noteholder has previously paid such amount to such receiver, conservator, debtor-in-possession, or trustee named in such Final Order, in which case payment shall be made to the indenture trustee for distribution to the noteholder upon proof of such payment reasonably satisfactory to the Note Insurer). Notwithstanding the foregoing, in no event shall the Note Insurer be (i) required to make any payment under the Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Note Insurer under the Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any notes, prior to the time the Note Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Note Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Note Insurer after 12:00 noon New York City time on a given Business Day or on any day that is not a

Business Day shall be deemed to have been received by the Note Insurer on the next succeeding Business Day. All payments made by the Note Insurer under the Policy in respect of Preference Amounts will be made with the Note Insurer’s own funds.

The Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Policy is not refundable for any reason, including the payment of any notes prior to their respective maturities. The Policy shall expire and terminate without any action on the part of the Note Insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the notes shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Policy does not cover Basis Risk Carryforward nor does the Policy guarantee to the holders of the notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy also does not cover failure of the indenture trustee to make any payment required under the indenture to the holder of a note.

The Policy is subject to and shall be governed by the laws of the State of New York. The insurance provided by the Policy is not covered by the New York Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

“Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the Note Insurer specifying the information set forth therein. “Noteholder” or “Holder” means, as to a particular note, the person, other than the sponsor, the master servicer, any subservicer retained by the master servicer or the depositor who, on the applicable payment date, is entitled under the terms of such note to a distribution thereon.

In the event that payments under any note are accelerated, nothing in the Policy shall obligate the Note Insurer to make any payment of principal or interest on such note on an accelerated basis, unless such acceleration of payment by the Note Insurer is at the sole option of the Note Insurer. A payment shortfall in respect of the redemption of any notes by reason of the redemption of the notes pursuant to the indenture does not constitute acceleration for the purposes of the Policy.

Description of the Indenture

The payment provisions in the indenture are described under “Description of the Notes—Payment on the Notes” above. The following is a description of the other material provisions of the indenture. Wherever particular defined terms of the indenture are referenced, the defined terms are incorporated in this prospectus supplement by this reference.

Rapid Amortization Events

The Managed Amortization Period will continue through and include the payment date in October 2010, unless a Rapid Amortization Event occurs before then. “Rapid Amortization Event” refers to any of the following events:

(a) the failure of the sponsor or the master servicer

•	to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

•	to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

•	to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders or the Note Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

(b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders or the Note Insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

(c) the occurrence of certain events of bankruptcy, insolvency, or receivership relating to the transferor or the depositor;

(d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceeds 1.00% of the Aggregate Original Note Principal Balance.

If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, the indenture trustee (with the consent of the Note Insurer), the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes (with the consent of the Note Insurer), by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership, or insolvency of the transferor, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

Pursuant to the indenture and the sale and servicing agreement, unless a Note Insurer default exists, the Note Insurer will be treated as a noteholder for all purposes other than certain types of amendments, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders other than consents to certain types of amendments, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture. The indenture provides that in certain circumstances described in the indenture the depositor may substitute a new surety bond for the existing Policy if the replacement meets the requirements of the indenture, including that the rating of the notes would be an improvement over their then current rating.

Reports to Noteholders

Concurrently with each payment to the noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each noteholder a statement setting forth, among other items:

1.	the Investor Floating Allocation Percentage for each class of notes for the preceding Collection Period;

2.	the amount being paid to each class of notes for that payment date;

3.	the amount of interest included in the payment for each class of notes and the related note rate;

4.	the amount of overdue accrued interest for each class of notes included in the payment (and the amount of interest or overdue interest to the extent permitted by applicable law);

5.	the amount of the remaining overdue accrued interest for each class of notes after giving effect to the payment;

6.	the amount of principal included in the payment for each class of notes;

7.	the amount of the reimbursement of previous Investor Loss Amounts included in the payment for each class of notes;

8.	the amount of Basis Risk Carryforward paid for each class of notes and the amount of Basis Risk Carryforward accrued on that payment date for each class of notes;

9.	the amount of the aggregate unreimbursed Investor Loss Amounts for each loan group after giving effect to the payments on the notes on that payment date for the related class of notes;

10.	the servicing fee for the payment date;

11.	the Note Principal Balance and the pool factor for each class of notes, each after giving effect to the payment;

12.	each Loan Group Balance as of the end of the preceding Collection Period;

13.	the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent (exclusive of foreclosures, bankruptcies, and REOs) for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

14.	with respect to the mortgage loans in each loan group the book value of any real estate that is acquired by the trust estate through foreclosure or bankruptcy or grant of deed in lieu of foreclosure;

15.	the amount of any draws on the Policy for each loan group;

16.	the amount of any payment under the sponsor loss coverage obligation for each loan group and the remaining amount available under the sponsor loss coverage obligation;

17.	the amount of any payment under the second mortgage bulk insurance policy for each loan group and the remaining amount available under the second mortgage bulk insurance policy;

18.	with respect to the first payment date, the number and aggregate balance of any mortgage loans in either loan group for which certain documents as provided in the sale and servicing agreement were not delivered to the custodian within 30 days after the closing date;

19.	the Adjusted Loan Group Balance of each loan group; and

20.	the OC Deficiency Amount of each loan group.

The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of notes.

The indenture trustee may also, at its option, make available to noteholders any additional files containing the same information in an alternative format.

If the statement is not accessible on the indenture trustee’s internet website, the indenture trustee will forward a hard copy of it to each noteholder, the master servicer, the Note Insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via its internet website. Assistance in using the indenture trustee’s internet website may be obtained by calling the indenture trustee’s customer service desk at (877) 722-1095. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

Events of default under the indenture include:

•	a default in the payment of any principal or interest on either class of notes when it becomes due and continuance of the default for five days;

•	failure by the issuer to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the Trust under the indenture, that continues unremedied for sixty days after notice of it is given; and

•	certain events of bankruptcy, insolvency, receivership, or liquidation of the issuer.

Remedies on Event of Default Under the Indenture

If an event of default under the indenture has occurred and is continuing either the indenture trustee or noteholders representing not less than 51% of the then outstanding principal amount of the notes (in either case with the consent of the Note Insurer) or the Note Insurer may declare the unpaid principal amount of the notes together with accrued interest through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by noteholders representing not less than 51% of the then outstanding principal amount of the notes with the consent of the Note Insurer. Although a declaration of acceleration has occurred, the indenture trustee may with the consent of the Note Insurer elect not to liquidate the assets of the trust estate if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

The indenture trustee may not sell or otherwise liquidate the assets of the trust estate following an event of default unless

•	the holders of 100% of the then outstanding principal amount of the notes and the Note Insurer consent to the sale, or

•	the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

•	the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as they become due and the indenture trustee obtains the consent of a majority of the aggregate outstanding principal balance of the notes and the Note Insurer.

No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the noteholder has previously notified the indenture trustee of a continuing event of default and unless noteholders representing not less than 51% of the aggregate outstanding principal balance of the notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Note Insurer or the direction received by it from noteholders representing not less than 51% of the aggregate outstanding note principal amount relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

The indenture trustee and any of its affiliates may hold notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuer jointly may appoint co-trustees or separate trustees approved by the master servicer and the Note Insurer of any part of the trust estate under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. Wells Fargo Bank, N.A., in its capacity as Co-Trustee, will only have the obligations described below. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

Pursuant to the indenture, Wells Fargo Bank, N.A. will be appointed as Co-Trustee to enter into the second mortgage bulk insurance policy for the benefit of the noteholders and the note insurer. Except with respect to holding the second mortgage bulk insurance policy for the benefit of the noteholders and the note insurer and forwarding payments and receiving claims with respect to that policy, the Co-Trustee will not have any of the duties of the indenture trustee and will have no other obligations under the indenture.

Duties of the Indenture Trustee

The indenture trustee will make no representations about the validity or sufficiency of the indenture, the notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before and after being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event or a failure by the master servicer to perform its duties under the sale and servicing agreement unless a responsible officer of the indenture trustee has actual knowledge thereof.

Amendment

The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to each Rating Agency, the issuer, the Co-Trustee, and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

•	to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

•	to evidence the succession of another person to the issuer pursuant to the indenture and the assumption by the successor of the covenants of the issuer under the indenture and the notes;

•	to add to the covenants of the issuer for the benefit of the noteholders or the Note Insurer, or to surrender any right of the issuer in the indenture;

•	to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

•	to cure any ambiguity or mistake;

•	to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

•	to conform the indenture to this prospectus supplement;

•	to modify, eliminate, or add to the provisions of the indenture (i) as required by any Rating Agency to maintain or improve any rating of the notes, (ii) to comply with any requirement imposed by the Code, or (iii) to comply with any rules or regulations of the SEC;

•	to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

•	to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”) or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

The indenture also provides that without the consent of any noteholder but with the consent of the Note Insurer, and provided that each Rating Agency has been given 10 days notice and has notified the issuer that the action will not result in a reduction or withdrawal of its then current rating of the notes, the indenture trustee and the issuer may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the noteholders or the Note Insurer under the indenture that does not adversely affect in any material respect the interest of any noteholder, except that, without the consent of each noteholder affected thereby and without the consent of the Note Insurer no supplemental indenture pursuant to this provision may:

•	change the date of payment of any installment of principal of or interest on any note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective dates they become due (or in the case of redemption, after the redemption date);

•	reduce the percentage of the outstanding principal balances of the notes the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust estate;

•	modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each noteholder affected thereby;

•	modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date or affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes in the indenture; or

•	permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust estate (except any change in any mortgage’s lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture is permitted under the transaction documents and will not have any material adverse tax consequences to the noteholders.

Satisfaction and Discharge of the Indenture

The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuer, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

1.	either:

(A)	all notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than notes that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuer or discharged from the trust estate as provided in the indenture); or

(B)	all notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

2.	the issuer has paid all other sums payable under the indenture by the issuer; and

3.	the issuer has delivered to the indenture trustee an officer’s certificate, a counsel’s opinion, and (if required by the TIA, the indenture trustee or the Note Insurer) and independent accountant’s certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Notes

With the consent of the Note Insurer and the master servicer the holder of the transferor interest may purchase all the mortgage loans then included in the trust estate on any payment date on or after which the Note Principal Balance of both classes of notes is less than or equal to 10% of the Aggregate Original Note Principal Balance of both classes of notes. That purchase will result in the redemption of both classes of notes in whole. The redemption price for each class of notes will be the related Note Principal Balance plus accrued interest on that class of notes through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall related to that class of notes, to the extent legally permissible. No premium or penalty will be payable by the issuer in any redemption of the notes.

Payment on the notes will only be made on presentation and surrender of the notes at the office or agency of the indenture trustee specified in the redemption notice. If all of the noteholders do not surrender their notes for final payment and cancellation by the redemption date, the indenture trustee will hold for the benefit of the noteholders and the issuer amounts representing the redemption price in the payment account not paid in redemption to noteholders.

The Indenture Trustee

JPMorgan Chase Bank, N.A. will be the indenture trustee.

The commercial bank or trust company serving as indenture trustee may own notes and have normal banking relationships with the master servicer, the transferor, the Note Insurer, and their affiliates.

The indenture trustee may resign at any time, in which event the issuer must appoint a successor indenture trustee with the consent of the transferor and the Note Insurer. The Note Insurer or noteholders representing not less than 51% of the aggregate outstanding note principal amount may remove the indenture trustee at any time and the issuer shall then appoint a successor indenture trustee reasonably acceptable to the Note Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the Note Insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Co-Trustee

Wells Fargo Bank, N.A. a national banking association with its principal place of business in Minnesota, is the Co-Trustee. Wells Fargo Bank, N.A., as Co-Trustee, may own securities and have normal banking relationships with the sponsor and master servicer, the indenture trustee, the transferor, the Note Insurer, and their affiliates.

The Co-Trustee may resign at any time, in which event the issuer must appoint a successor Co-Trustee with the consent of the transferor and the Note Insurer and the Loan Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the Co-Trustee and appoint a successor reasonably acceptable to the Note Insurer if the Co-Trustee becomes insolvent or if the Co-Trustee otherwise becomes incapable of acting. Any resignation or removal of the Co-Trustee and appointment of a successor Co-Trustee will not become effective until acceptance of the appointment by the successor Co-Trustee.

The Custodian

Treasury Bank, a division of Countrywide Bank, N.A. (formerly Treasury Bank, National Association) (“Treasury Bank”), a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the indenture trustee. Treasury Bank’s principal place of business is 1199 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314. Treasury Bank’s document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, California 93063.

The master servicer, the transferor, the Note Insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the issuer.

The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

The custodian may resign immediately at any time by giving written notice thereof to the indenture trustee, master servicer, the transferor, and the Note Insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

At the time of issuance of the notes, the depositor will transfer to the Trust the amounts to be deposited into the Additional Loan Accounts and all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the “Related Documents”), including all collections received on each initial mortgage loan after the initial cut-off date (exclusive of payments of accrued interest due on or before the initial cut-off date). The owner trustee, concurrently with the transfer, will deliver the notes to the depositor and the transferor certificate to the transferor. Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor during the Funding Period. On those closing dates the depositor will transfer to the Trust all of its interest in the Additional Home Equity Loans being acquired by the trust estate that day (including any Additional Balances arising in the future), the Related Documents, and all collections received on the Additional Home Equity Loans after the subsequent cut-off date. Each mortgage loan transferred to the trust estate will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the initial cut-off date or subsequent cut-off date, as applicable, as well as information with respect to the loan rate.

The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the Trust, and the Trust will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

•	on the closing date, with respect to not less than 50% of the initial mortgage loans in each loan group transferred to the trust estate on the closing date;

•	not later than the twentieth day after the closing date, with respect to not less than an additional 40% of the initial mortgage loans in each loan group transferred to the trust estate on the closing date;

•	not later than 30 days after the closing date, with respect to the remaining initial mortgage loans in each loan group transferred to the trust estate on the closing date;

•	on any subsequent closing date, with respect to not less than 10% of the Additional Home Equity Loans in each loan group transferred to the trust estate on that subsequent closing date; and

•	not later than the twentieth day after any subsequent closing date, with respect to the remaining Additional Home Equity Loans in each loan group transferred to the trust estate on that subsequent closing date.

In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust estate of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the notes without regard to the Policy.

In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgage for some or all of the mortgage loans in the Trust that are not already held in the MERS® System may, at the discretion of the master servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS®, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS® serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee, or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide do not fall below a rating of “BBB” by Standard & Poor’s or “Baa2” by Moody’s. If Countrywide’s long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an “Assignment Event”), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Note Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

In accordance with the sale and servicing agreement and the custodial agreement, within 180 days of the closing date with respect to the initial mortgage loans and within 180 days of the relevant subsequent closing date with respect to Additional Home Equity Loans, the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust estate. The principal balance of any mortgage loan so transferred will be deducted from the related Loan Group Balance, thus reducing the amount of the related Allocated Transferor Interest. If the deduction would cause a Transfer Deficiency to exist, the sponsor must either transfer an Eligible Substitute Mortgage Loan to the Trust for that loan group or make a deposit into the collection account of the Transfer Deposit Amount to the Trust for the applicable loan group. See “Transfer Deficiency” and “Transfer Deposit Amount” under “Maturity and Prepayment Considerations” in this prospectus supplement. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust estate will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits for a loan group to the collection account are actually for that loan group made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

An “Eligible Substitute Mortgage Loan” is a mortgage loan transferred to the trust by the sponsor in connection with the substitution of a Defective Mortgage Loan that must, on the date of its transfer to the trust,

•	comply with the original loan balance requirements (by credit limit) of Freddie Mac and Fannie Mae for the related loan group (in the case of loan group 1);

•	have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10.00% more than the Transfer Deficiency relating to the Defective Mortgage Loan;

•	have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1.00% in excess of the loan rate of the Defective Mortgage Loan;

•	have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

•	have a FICO score not less than the FICO score of the Defective Mortgage Loan and not more than 50 points higher than the FICO score for the Defective Mortgage Loan;

•	have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

•	have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

•	have a remaining term to maturity not more than six months earlier than the remaining terms to maturity of the Defective Mortgage Loan, not later than the maturity date of the Notes, and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

•	comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of transfer to the trust);

•	have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

•	satisfy certain other conditions specified in the sale and servicing agreement.

The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the Trust, and the Note Insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the closing date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien, and likewise represent and warrant on each subsequent closing date with respect to each Additional Home Equity Loan. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the Trust, the indenture trustee, the noteholders, or the Note Insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as “Defective Mortgage Loans.”

Payments on Mortgage Loans; Deposits to Collection Account

The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor and the Note Insurer, as their interests may appear. The collection account will be an Eligible Account. The Collection Account will initially be established by the master servicer at Countrywide Bank, N.A., which is an affiliate of the master servicer. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt. Not later than the business day immediately preceding each payment date, the master servicer will withdraw from the collection account and remit to the indenture trustee the amount to be applied on the related payment date by the indenture trustee pursuant to the indenture with respect to both loan groups to the extent on deposit in the collection account, and the indenture trustee will deposit such amount in the payment account. In certain circumstances described in the sale and servicing agreement with respect to the first three payment dates, the master servicer is required to make deposits directly into the payment account on the business day before the applicable payment date (“Interest Shortfall Deposit”).

Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Any income realized on amounts deposited in the payment account will belong to the master servicer. Not later than the third business day before each payment date (the “Determination Date”), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

An “Eligible Account” is:

•	an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by Standard & Poor’s and the highest short-term debt ratings by Moody’s,

•	an account with a depository institution having a minimum long-term unsecured debt rating of “AA-” by Standard & Poor’s and “Baa3” by Moody’s, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

•	a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity, or

•	an account otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency’s then current ratings of the notes without regard to the Policy.

An “Eligible Investment” is:

•	an obligation of, or guaranteed as to principal and interest by, the United States or any U.S. agency or instrumentality that is backed by the full faith and credit of the United States;

•	a general obligation of or obligation guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

•	commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than “A-1” by Standard & Poor’s and “P-2” by Moody’s if the long-term debt of Countrywide Home Loans, Inc. is rated at least “A3” by Moody’s, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

•	commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

•	certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the notes, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

•	demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

•	guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy;

•	repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

•	securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency;

•	interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund, have the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy;

•	short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the notes by any Rating Agency without regard to the Policy; or

•	any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the notes by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

•	interest only payments on the obligations underlying it or

•	both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. As to any payment date, interest collections will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds (including proceeds under the second mortgage bulk insurance policy and sponsor loss coverage obligation allocable to interest), and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

•	servicing fees related to the mortgage loans in that loan group for the related Collection Period, and

•	amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans in that loan group.

As to any payment date, principal collections will be determined on a loan group basis and will be equal to the sum of

•	for the mortgage loans in a loan group, the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds including payments under the second mortgage bulk insurance policy, payments of the sponsor loss coverage obligation, and optional advances for the mortgage loan in a loan group made by the master servicer pursuant to the sale and servicing agreement, and

•	any Transfer Deposit Amounts for that loan group.

A Transfer Deposit Amount for a loan group is an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Transfer Deficiency exceeds the amount of the Eligible Substitute Mortgage Loans transferred to the trust estate under certain circumstances where the sponsor is required to accept the transfer of Defective Mortgage Loans from the trust estate. See “Description of the Sale and Servicing Agreement—Assignment of Mortgage Loans” in this prospectus supplement.

Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

•	do not materially and adversely affect the interest of the noteholders, the transferor or the Note Insurer, and

•	are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan. Borrowers may be offered reductions in loan rates. If a borrower requests a reduction in the loan rate, the loan rate may not be reduced unless the mortgage loan will be first purchased from the related loan group and the purchase price will be deposited as collections in the relevant collection period. The amount of mortgage loans that may be purchased out of a loan group to accommodate any reductions in loan rate may not exceed 5.0% of the Original Note Principal Balance of the related class of notes.

Optional Transfers of Mortgage Loans to the Transferor

To permit the transferor to reduce the Allocated Transferor Interest of a loan group any time that the Allocated Transferor Interest exceeds its related Required Transferor Subordinated Amount, on any payment date the transferor may, but is not obligated to, remove on the payment date (the “Transfer Date”) certain mortgage loans from the related loan group without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

•	no Rapid Amortization Event has occurred;

•	the Allocated Transferor Interest for that loan group as of the Transfer Date (after giving effect to the removal of certain mortgage loans) is equal to or exceeds the related Required Transferor Subordinated Amount;

•	the transfer of any mortgage loans from either loan group on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

•	the transferor delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in that loan group in the trust estate;

•	the transferor represents and warrants that the mortgage loans to be removed from the Trust were selected randomly;

•	in connection with each retransfer of mortgage loans, the Rating Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency has notified the transferor, the indenture trustee, and the Note Insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the notes without regard to the Policy; and

•	the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer’s certificate confirming the six conditions preceding this one.

The Group 1 Required Transferor Subordinated Amount initially is approximately $5.450 million and the Group 2 Required Transferor Subordinated Amount initially is approximately $8.050 million, which will represent approximately 0.50% of the Loan Group Balance of each loan group as of the initial cut-off date plus the amount of funds deposited in the related Additional Loan Account on the closing date. The Required Transferor Subordinated Amount may decrease as described in “Required Transferor Subordinated Amount” and “Subordination Requirement” under “Description of the Notes—Glossary of Key Terms” in this prospectus supplement.

Collection and Other Servicing Procedures on Mortgage Loans

The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement and, with respect to the covered mortgage loans, the second mortgage bulk insurance policy, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer’s policies with respect to mortgage loans it owns or services and, if the mortgage loan is covered by the second mortgage bulk insurance policy, the second mortgage bulk insurance policy. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Hazard Insurance

The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. Although the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

•	the maximum insurable value of the mortgaged property or

•	the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer’s good faith estimate of the related liquidation expenses to be incurred in connection therewith.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like and strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate and required in keeping with its general mortgage servicing activities and, if the mortgage loan is covered by the second mortgage bulk insurance policy, required by the second mortgage bulk insurance policy. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to noteholders or the transferor.

Optional Purchase of Defaulted Loans

The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related borrower to the first day of the month in which the purchase proceeds are to be paid to noteholders.

Servicing Compensation and Payment of Expenses

The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

The master servicer will pay certain ongoing expenses associated with the trust estate and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Evidence as to Compliance

The sale and servicing agreement provides for delivery within 80 days after the master servicer’s fiscal year, beginning with its 2005 fiscal year, to the indenture trustee, the Note Insurer, and the Rating Agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding calendar year, except as specified in the statement.

Within 80 days after the master servicer’s fiscal year, beginning with its 2005 fiscal year, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer, and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

Certain Matters Regarding the Master Servicer

The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

(a)	its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

(b)	on satisfaction of the following conditions:

•	the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

•	the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the notes without regard to the Policy; and

•	the proposed successor servicer is reasonably acceptable to the Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer’s duties under the sale and servicing agreement.

The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the noteholders, the transferor, and the Note Insurer for the master servicer’s obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

The sale and servicing agreement provides that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer’s actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the trust estate, the owner trustee, the transferor, or the noteholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders.

Events of Servicing Termination

The “Events of Servicing Termination” are:

1.	any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance;

2.	any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the noteholders or the Note Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer or noteholders of at least 25% of the aggregate Note Principal Balance; or

3.	certain events of insolvency, liquidation, inability to pay its debts, or other similar proceedings relating to the master servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer, and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

So long as an Event of Servicing Termination remains unremedied, either the indenture trustee (with the consent of the Note Insurer) or noteholders of at least 51% of the aggregate Note Principal Balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to the same compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

The obligations and responsibilities of the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee under the sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the mortgage loans as described below, (ii) the termination of the trust agreement or the satisfaction and discharge of the indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the trust estate or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

With the consent of the Note Insurer, the mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate Note Principal Balance of both classes of notes is reduced to an amount less than or equal to 10% of the aggregate Original Note Principal Balance for both classes of notes. The transfer price will be equal to the sum of

•	the aggregate Note Principal Balance of both classes of notes plus accrued interest at the applicable note rate through the day preceding the final payment date and

•	accrued interest on any aggregate Unpaid Investor Interest Shortfall for both classes of notes, to the extent legally permissible.

Amendment

The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of the Note Insurer, if the Rating Agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the notes without regard to the Policy. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee, with the consent of the Note Insurer and of holders of not less than 66 2/3% of the aggregate outstanding principal balance of the notes.

Description of the Purchase Agreement

The mortgage loans to be transferred to the Trust by the depositor will be purchased by the depositor from the sellers pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sellers, as transferors of the mortgage loans. Under the purchase agreement, the sellers will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the Trust, and the depositor will assign its rights under the purchase agreement to the Trust. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

Pursuant to the purchase agreement, each seller will transfer to the depositor, all of its interest in the applicable mortgage loans (including any Additional Home Equity Loans) and all of the Additional Balances subsequently created with respect to these loans. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

Each seller will represent and warrant to the depositor that, among other things, as of the closing date and each subsequent closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. Each seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the applicable mortgage loans to the depositor, it was the sole owner and holder of the mortgage loans free of any liens and security interests. Each seller will make similar representations and warranties in the sale and servicing agreement. Each seller also will represent and warrant to the depositor that, among other things, as of the closing date, the purchase agreement constitutes its valid and legally binding obligation and its valid sale to the depositor of all of its interest in the applicable mortgage loans and their proceeds.

Assignment to Trust

Each seller will expressly acknowledge and consent to the depositor’s transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the Trust and the security interest granted in those rights under the indenture. Each seller also will agree to perform its obligations under the purchase agreement for the benefit of the Trust.

Termination

The obligations of the depositor and the sellers under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

Use of Proceeds

The net proceeds to be received from the sale of the notes will be applied by the depositor towards funding the Additional Loan Accounts and the purchase of the initial mortgage loans.

Material Federal Income Tax Consequences

General

The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the notes in light of their personal circumstances or to certain types of beneficial owners of the notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors are encouraged to consult their tax advisors regarding the U.S. federal, state, local, foreign, and any other tax consequences to them of investing in the notes.

Characterization of the Notes as Indebtedness

In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor (“Tax Counsel”), the notes will be treated as debt to a noteholder other than the owner of the transferor interest for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture as in effect on the date the notes are issued.

Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the notes to be treated as other than indebtedness for federal income tax purposes. Under the indenture, the transferor, the depositor, and the noteholders, by accepting the notes, and each note owner by acquiring a beneficial interest in a note, agree to treat the notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. Different criteria are used to determine the non-tax accounting characterization of the transaction, however, and the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. Although the Internal Revenue Service (“IRS”)

and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the notes.

In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Classification of the Trust Estate as a Partnership or a Corporation

Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See “Material Federal Income Tax Consequences” in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the notes constitutes a sale of the mortgage loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the IRS could assert that the transaction is actually a sale to the investors of beneficial ownership in the underlying mortgage loans). Similarly, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal corporate income tax on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the notes. Cash payments to the beneficial owners of the notes generally would be treated as dividends for tax purposes to the extent of such corporation’s earnings and profits.

If the trust estate were to be treated as a partnership between the beneficial owners of the notes and the holder of the transferor interest, the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each investor would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions, and credits. In addition, as a partner, the amount and timing of the investor’s items of income and deductions could differ from the amount and timing of the investor’s items of income and deduction as a debt holder.

Possible Classification of the Trust Estate as a Taxable Mortgage Pool

Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a “taxable mortgage pool” will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity’s debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax would reduce amounts available for payments to beneficial owners of the notes. The amount of the tax would depend upon whether payments to beneficial owners of the notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Notes

Assuming that the interest is “unconditionally payable,” the interest on the notes will be taxable as ordinary income and includible in the income of the beneficial owners of the notes in accordance with their usual methods of accounting. See “Material Federal Income Tax Consequences” in the prospectus. Although it is not anticipated that the notes will be issued at a greater than de minimis discount, under certain Treasury regulations (the “OID Regulations”) it is possible that the notes could nevertheless be deemed to have been issued with original issue discount (“OID”) if the interest on the notes were not treated as “unconditionally payable.” In that case, all of the taxable income to be recognized with respect to the notes would be OID and includible in the income of the beneficial owners of the notes as it accrued regardless of the beneficial owner’s normal accounting method. Thus, the beneficial owner would be taxable on such income before actually receiving it. Such OID, however, would not be includible again when the interest was actually received. See “Material Federal Income Tax Consequences—Taxation of Debt Securities; Interest and Acquisition Discount” in the prospectus for a discussion of the application of the OID rules if the notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. If the notes were treated as being issued with OID, then for purposes of calculating the amount of OID accruing in each accrual period, it is likely that the notes would be treated as Pay-Through Securities.

Foreign Investors

In general, subject to certain exceptions, interest (including OID) paid (or accrued) to a noteholder who is a non-U.S. Person will be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the note with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the non-U.S. person’s name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect.

If the interests of the beneficial owners of the notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner’s distributive share of “effectively connected” income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner’s U.S. income tax liability.

In addition, if the interests of the beneficial owners of the notes were deemed to be partnership interests, the amounts distributed on such deemed partnership interests could be subject to a 30% withholding tax (or lower income tax treaty rate) either because the interest on the underlying mortgage loans does not appear to satisfy the requirements to be treated as “portfolio interest” under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, amounts distributed on such deemed partnership interests could be treated as “guaranteed payments” within the meaning of the partnership provisions of the Code.

If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty. See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” in the prospectus.

Backup Withholding

Certain beneficial owners of the notes may be subject to backup withholding with respect to interest paid on the notes if the note owner, upon acquisition, fails to supply the indenture trustee or broker with the taxpayer’s identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fails to provide the indenture trustee or broker with a certified statement, under penalties of perjury, that the taxpayer is not subject to backup withholding.

The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations, or nonresident aliens who provide certification of their status as nonresidents). As long as the only “noteholder” of record is Cede & Co., as nominee for DTC, beneficial owners of the notes and the IRS will receive tax and other information (including the amount of interest paid on the notes owned) from participants, and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt note owner who is a U.S. individual (including a resident alien) will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number, and a statement that he or she is not subject to backup withholding. Should a nonexempt note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Other Taxes

The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership, or disposition of the notes. All investors are encouraged to consult their tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership, and disposition of the notes.

ERISA Considerations

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or corresponding provisions of the Code (including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which the plans, accounts, annuities, or arrangements are invested), persons acting on behalf of a plan, and persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”).

General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory, or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

Plan Assets Regulation and the Notes. The United States Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be “plan assets” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Under the Plan Assets Regulation, generally, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the notes are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a plan’s investment in the notes would not cause the assets of the issuer to be deemed plan assets. If the notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan’s investment in the notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets would be deemed to be fiduciaries or other parties in interest with respect to investing plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. We cannot assure you that any statutory, regulatory, or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan. However, based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes.

Prohibited Transactions. Without regard to whether the notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition and holding of notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain “in-house asset managers.” Each purchaser or transferee of a note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan’s investment in the notes.

The issuer, the master servicer, a servicer, the indenture trustee, and the underwriter of the notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuer, the master servicer, a servicer, the indenture trustee, the underwriter of the notes, or any of their respective affiliates:

•	has investment or administrative discretion with respect to plan assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to plan assets, and (ii) will be based on the particular investment needs for the plan; or

•	is an employer maintaining or contributing to the plan,

should discuss with counsel whether an investment in the notes by the plan may give rise to a violation of ERISA.

The sale of notes to a plan is in no respect a representation by the issuer or the underwriter of the notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

Any plan investor proposing to invest in the notes should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

Legal Investment Considerations

Although, as a condition to their issuance, the notes will be rated in the highest rating category of each of the Rating Agencies, the notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which, because they evidence interests in a pool that includes junior mortgage loans, are not “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in the prospectus.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated September 27, 2005, between the depositor, and Countrywide Securities Corporation, an affiliate of the depositor, the sponsor and the master servicer (the “Underwriter”), the depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the depositor, the principal amount of notes indicated on the cover page of this prospectus supplement.

The depositor has been advised that the Underwriter proposes initially to offer the notes to certain dealers at the prices set forth on the cover page less a selling concession not to exceed 0.15% of the note denomination , and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed 0.075%.

After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

In the underwriting agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased.

Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discounted without notice.

The Underwriter has further represented to and agreed with the Depositor that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed with the Depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that the depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

Legal Matters

Certain legal matters with respect to the notes will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

Experts

The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

Ratings

It is a condition to the issuance of the notes that they be rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s (each a “Rating Agency”).

A securities rating addresses the likelihood of the receipt by noteholders of timely payment of interest and payment of principal by the maturity date on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the notes do not address the likelihood of the receipt by noteholders of Basis Risk Carryforward.

The ratings assigned to the notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes will likely result in a reduction of one or more of the ratings assigned to the notes.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The depositor has not requested a rating of the notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the notes could be lower than the respective ratings assigned by the Rating Agencies.

Index of Defined Terms

Accelerated Principal Payment Amount	S-35
Additional Balances	S-18
Additional Home Equity Loans	S-26
Additional Loan Accounts	S-26
Aggregate Interest	S-44
Aggregate Investor Interest	S-36
Aggregate Original Note Principal Balance	S-34
Allocated Transferor Interest	S-19
Alternative Principal Payment	S-42
Assignment Event	S-55
Available Investor Interest	S-44
Available Transferor Subordinated Amount	S-36
Bankruptcy Rate	S-25
Basis Risk Carryforward	S-40
business day	S-39
class	S-34
Class 1-A Note Principal Balance	S-34
Class 1-A Original Note Principal Balance	S-34
Class 2-A Note Principal Balance	S-34
Class 2-A Original Note Principal Balance	S-34
Code	S-65
Collection Period	S-36
Commission	S-20
Countrywide	S-22
Credit Enhancement Draw Amount	S-44
Crossover Amount	S-40
debt-to-income ratio	S-24
Defective Mortgage Loans	S-56
Detailed Description	S-27
Determination Date	S-56
DTC	Ann-II-1
Eligible Account	S-57
Eligible Investment	S-57
Eligible Substitute Mortgage Loan	S-55
ERISA	S-68
Events of Servicing Termination	S-63
Excess Overcollateralization Amount	S-42
Final Order	S-45
Foreclosure Rate	S-25
Funding Period	S-26
Global Securities	Ann-II-1
group 1 mortgage loans	S-26
Group 1 Required Transferor Subordinated Amount	S-38
group 2 mortgage loans	S-26
Group 2 Required Transferor Subordinated Amount	S-38
Guaranteed Payment	S-44
Guaranteed Principal Payment Amount	S-44
Holder	S-46
Initial Cut-off Date	S-4
initial mortgage loans	S-26
Interest Period	S-41
Interest Shortfall Deposit	S-37, S-56
Investor Fixed Allocation Percentage	S-37
Investor Floating Allocation Percentage	S-37
Investor Interest Collections	S-37
Investor Loss Amount	S-37
Investor Loss Reduction Amount	S-37
IRS	S-65
LIBOR	S-40
Liquidated Mortgage Loan	S-37
Liquidation Loss Amount	S-37
loan group	S-26
loan group 1	S-26
loan group 2	S-26
Loan Group Balance	S-37
Managed Amortization Period	S-41
Maximum Principal Payment	S-42
Note Insurer	S-43
Note Interest	S-45
Note Principal Balance	S-34
Noteholder	S-46
notes	S-34
Notice	S-46
OID	S-67
OID Regulations	S-67
Original Note Principal Balance	S-34
payment date	S-39
Plan Assets Regulation	S-68
Preference Amount	S-45
Prefunded Amount	S-26
PTCE	S-69
Rapid Amortization Event	S-46
Rapid Amortization Period	S-42
Rating Agency	S-72
Related Documents	S-54
Required Amount	S-43
Scheduled Principal Collections Payment Amount	S-42
Statistical Calculation Date	S-27
Subordinated Transferor Collections	S-43
Subsequent Cut-off Date	S-4
Tax Counsel	S-65
TIA	S-51
Transfer Date	S-59
Transfer Deficiency	S-33
Transfer Deposit Amount	S-33, S-55
transferor	S-18
Transferor Interest	S-39
Transferor Principal Collections	S-39
Treasury Bank	S-53
Trust	S-18
trust estate	S-18
U.S. Person	Ann-II-4
Undercollateralization Amount	S-26
Underwriter	S-70
United Guaranty	S-21
Unpaid Investor Interest Shortfall	S-45

Annex I

Loan Group 1

Principal Balances for the Group 1 Mortgage Loans

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10,000.00	$14,672,313	2,339	1.71%	$6,273	6.429%	298.09	716	79.6%
10,000.01 - 20,000.00	76,073,888	4,777	8.88	15,925	7.038	299.59	710	85.5
20,000.01 - 30,000.00	154,723,609	5,984	18.07	25,856	6.935	301.11	708	88.4
30,000.01 - 40,000.00	144,667,572	4,123	16.90	35,088	7.200	301.66	709	89.5
40,000.01 - 50,000.00	121,558,011	2,660	14.20	45,699	6.886	302.37	707	87.2
50,000.01 - 60,000.00	95,945,004	1,738	11.21	55,204	7.121	301.58	708	89.7
60,000.01 - 70,000.00	75,628,324	1,159	8.83	65,253	7.246	301.42	709	90.6
70,000.01 - 80,000.00	39,502,855	527	4.61	74,958	6.817	302.04	703	84.2
80,000.01 - 90,000.00	28,315,345	330	3.31	85,804	6.728	300.40	699	83.8
90,000.01 - 100,000.00	41,244,370	423	4.82	97,504	6.667	300.91	703	77.6
100,000.01 - 125,000.00	28,100,011	249	3.28	112,851	6.793	300.53	711	80.3
125,000.01 - 150,000.00	24,686,241	177	2.88	139,470	6.739	299.95	713	79.2
150,000.01 - 175,000.00	9,082,180	56	1.06	162,182	6.825	300.36	720	76.9
175,000.01 - 200,000.00	2,046,948	11	0.24	186,086	6.492	305.34	726	76.8

Total	$856,246,671	24,553	100.00%

As of the Statistical Calculation Date, the average principal balance of the statistical calculation mortgage loans in loan group 1 was approximately $34,873.

Loan Programs for the Group 1 Mortgage Loans

Description of Loan Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
10 Year Draw /20 Year Repay	$37,965,476	1,016	4.43%	$37,368	7.522%	359.79	719	93.2%
5 Year Draw /5 Year Repay	15,000	1	(1)	15,000	6.875	97.00	709	80.0
5 Year Draw /10 Year Repay	507,350	12	0.06	42,279	7.764	177.76	703	93.2
10 Year Draw/15 Year Repay	817,728,845	23,523	95.50	34,763	6.958	298.60	708	86.5
15 Year Draw/10 Year Repay	30,000	1	(1)	30,000	9.750	299.00	716	90.0

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

A-I-1

Loan Rates for the Group 1 Mortgage Loans

Range of Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 3.000	$137,100	3	0.02%	$45,700	2.671%	298.74	685	95.3%
3.501 - 4.000	218,588,315	6,473	25.53	33,769	3.990	299.77	700	81.0
4.001 - 4.500	710,351	20	0.08	35,518	4.458	295.31	699	98.2
4.501 - 5.000	10,906,379	277	1.27	39,373	4.941	297.88	710	96.1
5.001 - 5.500	26,124,907	685	3.05	38,139	5.262	299.15	714	94.9
5.501 - 6.000	19,873,744	646	2.32	30,764	5.978	300.01	709	92.5
6.001 - 6.500	114,050,925	3,473	13.32	32,839	6.368	299.89	721	87.2
6.501 - 7.000	60,757,532	1,457	7.10	41,700	6.846	305.18	719	76.4
7.001 - 7.500	52,111,189	1,273	6.09	40,936	7.320	311.03	717	85.0
7.501 - 8.000	46,695,535	1,208	5.45	38,655	7.844	310.16	704	87.5
8.001 - 8.500	56,602,171	1,661	6.61	34,077	8.315	300.80	712	87.3
8.501 - 9.000	72,020,490	2,103	8.41	34,247	8.822	298.88	719	91.1
9.001 - 9.500	40,134,967	1,206	4.69	33,279	9.318	300.98	696	90.6
9.501 - 10.000	72,795,422	1,971	8.50	36,933	9.849	298.61	706	95.8
10.001 - 10.500	21,108,772	763	2.47	27,665	10.325	298.25	706	91.9
10.501 - 11.000	26,326,422	775	3.07	33,970	10.825	298.77	693	94.1
11.001 - 11.500	7,410,286	263	0.87	28,176	11.303	297.47	687	91.4
11.501 - 12.000	4,258,812	132	0.50	32,264	11.838	298.37	681	93.1
12.001 - 12.500	4,009,576	113	0.47	35,483	12.303	299.73	636	79.4
12.501 - 13.000	1,530,357	48	0.18	31,882	12.644	299.39	627	75.3
Greater than 13.000	93,421	3	0.01	31,140	13.376	299.28	614	75.4

Total	$856,246,671	24,553	100.00%

As of the Statistical Calculation Date, the weighted average loan rate of the statistical calculation mortgage loans in loan group 1 was approximately 6.984%.

A-I-2

Months Remaining to Scheduled Maturity for the Group 1 Mortgage Loans

Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
97 - 108	$15,000	1	(1)	$15,000	6.875%	97.00	709	80.0%
169 - 180	507,350	12	0.06%	42,279	7.764	177.76	703	93.2
205 - 216	34,883	3	(1)	11,628	7.297	211.81	726	74.4
217 - 228	588,416	35	0.07	16,812	7.736	223.96	715	77.8
229 - 240	3,238,861	135	0.38	23,992	8.554	233.54	692	83.5
241 - 252	331,467	7	0.04	47,352	7.517	247.88	698	80.0
253 - 264	196,889	9	0.02	21,877	7.750	260.98	709	90.8
265 - 276	1,511,700	101	0.18	14,967	7.746	273.02	739	85.5
277 - 288	6,019,614	333	0.70	18,077	7.778	283.94	724	80.7
289 - 300	805,837,015	22,901	94.11	35,188	6.943	299.10	707	86.6
349 - 360	37,965,476	1,016	4.43	37,368	7.522	359.79	719	93.2

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the statistical calculation mortgage loans in loan group 1 was approximately 301.

The above table assumes that the draw period for the statistical calculation mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.

A-I-3

Combined Loan-to-Value Ratios for the Group 1 Mortgage Loans

Range of Combined Loan-to- Value Ratios (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
30.01 - 40.00	$6,907,208	205	0.81%	$33,694	5.521%	299.41	729	36.2%
40.01 - 50.00	16,408,787	493	1.92	33,284	5.645	300.23	716	45.9
50.01 - 60.00	32,155,081	872	3.76	36,875	5.801	298.95	712	55.3
60.01 - 70.00	79,218,474	2,099	9.25	37,741	5.795	299.03	708	67.0
70.01 - 80.00	122,649,583	3,149	14.32	38,949	6.183	299.34	700	77.8
80.01 - 90.00	227,817,067	7,993	26.61	28,502	7.701	300.16	704	88.8
90.01 -100.00	371,090,471	9,742	43.34	38,092	7.251	303.27	712	98.2

Total	$856,246,671	24,553	100.00%

As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the statistical calculation mortgage loans in loan group 1 was approximately 86.79%.

A-I-4

The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.

Geographic Distribution for the Group 1 Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alabama	$8,831,454	339	1.03%	$26,051	6.373%	301.29	711	94.0%
Alaska	2,397,423	51	0.28	47,008	6.316	303.00	696	85.2
Arizona	47,000,273	1,290	5.49	36,434	7.319	299.23	712	88.6
California	126,298,587	2,842	14.75	44,440	7.227	298.84	706	79.0
Colorado	33,759,674	973	3.94	34,696	6.874	299.55	714	92.8
Connecticut	7,368,964	200	0.86	36,845	6.558	303.55	701	84.2
District of Columbia	788,269	21	0.09	37,537	6.816	300.64	699	74.7
Delaware	2,129,970	66	0.25	32,272	6.279	302.06	708	85.6
Florida	109,240,824	3,165	12.76	34,515	7.415	299.91	709	86.6
Georgia	18,495,448	620	2.16	29,831	6.593	302.05	706	93.2
Hawaii	15,905,335	290	1.86	54,846	7.262	299.65	710	80.2
Idaho	8,930,168	352	1.04	25,370	7.330	298.33	714	91.1
Illinois	36,882,703	1,065	4.31	34,632	6.921	301.22	708	89.9
Indiana	10,673,160	409	1.25	26,096	6.303	300.45	706	93.6
Iowa	3,009,198	113	0.35	26,630	5.878	307.53	708	90.4
Kansas	3,630,495	134	0.42	27,093	6.518	299.26	707	91.8
Kentucky	7,198,354	264	0.84	27,266	6.310	302.08	708	92.9
Louisiana	5,821,229	186	0.68	31,297	6.695	299.52	707	88.7
Maine	3,028,607	100	0.35	30,286	6.136	299.23	704	83.7
Maryland	17,675,383	463	2.06	38,176	6.356	301.37	701	82.1
Massachusetts	20,449,884	512	2.39	39,941	6.834	300.57	702	80.4
Michigan	29,185,743	995	3.41	29,332	6.950	325.68	711	92.8
Minnesota	10,459,913	307	1.22	34,071	6.811	298.82	715	89.1
Mississippi	1,842,368	82	0.22	22,468	6.392	299.22	697	93.1
Missouri	11,332,073	427	1.32	26,539	6.273	300.81	713	92.1
Montana	5,002,932	179	0.58	27,949	6.181	301.93	724	83.4
Nebraska	1,885,530	65	0.22	29,008	5.741	302.68	701	92.2
New Hampshire	5,387,785	156	0.63	34,537	6.838	301.85	706	85.3
New Jersey	29,686,266	712	3.47	41,694	7.192	301.30	699	84.2
New Mexico	4,377,785	161	0.51	27,191	6.724	300.07	715	89.5
Nevada	58,095,556	1,516	6.78	38,322	7.732	299.40	713	87.1
New York	24,293,472	580	2.84	41,885	6.441	301.99	700	79.2
North Carolina	18,925,467	672	2.21	28,163	6.436	304.02	711	92.3
North Dakota	382,129	14	0.04	27,295	6.759	302.23	703	89.2
Ohio	16,856,853	633	1.97	26,630	6.562	298.68	708	93.6
Oklahoma	3,871,108	165	0.45	23,461	6.158	301.18	715	91.9
Oregon	12,402,958	351	1.45	35,336	6.948	301.12	714	88.2
Pennsylvania	17,173,776	565	2.01	30,396	6.370	302.02	702	88.5
Rhode Island	3,464,184	83	0.40	41,737	7.102	299.06	708	85.2
South Carolina	10,119,827	375	1.18	26,986	6.976	303.01	714	91.7
South Dakota	416,204	16	0.05	26,013	6.237	301.26	704	91.9
Tennessee	10,677,897	390	1.25	27,379	6.497	298.63	710	92.6
Texas	6,823,508	241	0.80	28,313	6.957	299.27	707	87.6
Utah	16,098,684	516	1.88	31,199	6.792	299.61	714	90.3
Vermont	1,268,115	37	0.15	34,273	6.703	313.79	687	87.3
Virginia	22,945,027	613	2.68	37,431	6.416	304.17	705	85.2
Washington	30,408,040	781	3.55	38,935	7.082	300.00	708	90.3
West Virginia	1,835,344	65	0.21	28,236	6.961	297.71	701	88.6
Wisconsin	10,147,213	346	1.19	29,327	6.468	303.80	704	89.4
Wyoming	1,365,512	55	0.16	24,827	6.373	303.01	714	85.1

Total	$856,246,671	24,553	100.00%

A-I-5

Credit Scores for the Mortgage Loans for the Group 1 Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
821 – 840	$492,557	19	0.06%	$25,924	6.239%	293.35	828	78.3%
801 – 820	15,165,849	479	1.77	31,661	6.779	301.20	808	82.0
781 – 800	42,184,166	1,310	4.93	32,202	6.906	301.19	790	84.2
761 – 780	68,382,995	2,121	7.99	32,241	7.018	301.54	770	85.9
741 – 760	90,711,097	2,695	10.59	33,659	7.040	302.13	750	87.6
721 – 740	112,377,271	3,164	13.12	35,517	7.027	302.19	730	88.2
701 – 720	135,003,899	3,706	15.77	36,428	6.988	301.24	710	88.4
681 – 700	132,580,778	3,663	15.48	36,195	6.947	301.72	690	87.6
661 – 680	132,610,176	3,751	15.49	35,353	6.797	301.00	671	87.3
641 – 660	69,523,970	2,009	8.12	34,606	7.265	300.06	651	85.0
621 – 640	50,752,920	1,456	5.93	34,858	6.865	298.65	631	82.4
601 – 620	4,879,867	140	0.57	34,856	7.721	297.32	615	79.5
581 – 600	1,172,668	29	0.14	40,437	10.610	299.51	589	74.0
561 – 580	191,633	5	0.02	38,327	12.478	299.49	575	63.3
Less than or equal to 560	216,827	6	0.03	36,138	11.954	288.74	532	65.5

Total	$856,246,671	24,553	100.00%

As of the Statistical Calculation Date, the weighted average credit score of the statistical calculation mortgage loans in loan group 1 was approximately 708.

Property Type for the Group 1 Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Single Family	$556,465,318	16,288	64.99%	$34,164	6.644%	301.72	706	85.4%
Planned Unit Development (PUD)	155,340,533	4,108	18.14	37,814	7.330	300.35	711	89.4
Low-Rise Condominium	103,780,438	3,231	12.12	32,120	7.711	300.95	715	90.3
2-4 Units	32,787,791	695	3.83	47,177	8.540	298.94	709	86.3
High-Rise Condominium	7,872,591	231	0.92	34,080	8.084	297.99	723	88.2

Total	$856,246,671	24,553	100.00%

A-I-6

Gross Margins for the Group 1 Mortgage Loans

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.000	$61,292,607	1,707	7.16%	$35,907	5.036%	300.16	743	64.3%
0.001 - 0.250	33,890,230	881	3.96	38,468	5.164	304.37	703	67.2
0.251 - 0.500	84,974,878	2,158	9.92	39,377	5.557	301.24	718	77.7
0.501 - 0.750	27,431,963	612	3.20	44,823	6.449	309.94	715	81.2
0.751 - 1.000	46,276,395	1,142	5.40	40,522	6.739	306.90	721	88.5
1.001 - 1.250	40,086,672	1,174	4.68	34,145	5.903	304.97	678	79.0
1.251 - 1.500	33,276,828	906	3.89	36,729	6.883	307.25	712	91.7
1.501 - 1.750	33,242,283	828	3.88	40,148	7.649	306.04	697	83.1
1.751 - 2.000	60,531,313	2,047	7.07	29,571	6.787	298.57	725	90.0
2.001 - 2.250	43,050,903	1,313	5.03	32,788	6.817	298.61	701	87.9
2.251 - 2.500	106,770,460	3,206	12.47	33,303	6.810	299.22	730	95.5
2.501 - 2.750	31,910,866	854	3.73	37,366	8.360	301.70	699	90.3
2.751 - 3.000	42,686,913	1,322	4.99	32,290	7.267	299.09	682	90.9
3.001 - 3.250	9,653,084	321	1.13	30,072	8.600	300.38	697	92.8
3.251 - 3.500	105,102,843	2,921	12.27	35,982	7.856	299.11	694	97.1
3.501 - 3.750	17,251,670	635	2.01	27,168	8.622	297.90	714	92.6
3.751 - 4.000	11,437,262	376	1.34	30,418	9.545	298.70	691	92.8
4.001 - 4.250	12,564,067	470	1.47	26,732	9.265	298.48	711	92.7
4.251 - 4.500	18,972,592	488	2.22	38,878	10.586	298.60	684	95.6
4.501 - 4.750	17,514,333	599	2.05	29,239	7.681	299.46	667	93.3
4.751 - 5.000	2,716,092	93	0.32	29,205	9.744	298.93	676	93.8
5.001 - 5.250	4,701,373	141	0.55	33,343	10.454	296.24	683	94.0
5.251 - 5.500	2,108,555	99	0.25	21,299	6.433	298.18	658	96.0
5.501 - 5.750	3,769,896	114	0.44	33,069	11.541	299.50	657	93.5
5.751 - 6.000	764,349	23	0.09	33,233	6.599	299.71	649	93.7
6.001 - 6.250	3,380,472	99	0.39	34,146	11.882	299.54	627	70.1
6.251 - 6.500	794,351	21	0.09	37,826	11.632	299.51	589	71.2
6.501 - 6.750	19,971	1	(1)	19,971	13.250	299.00	637	77.7
6.751 - 7.000	50,000	1	0.01	50,000	13.250	300.00	597	73.7
7.251 - 7.500	23,450	1	(1)	23,450	13.750	298.00	630	77.0

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average gross margin of the statistical calculation mortgage loans in loan group 1 was approximately 2.080%.

A-I-7

The credit limit utilization rates in the following table are determined by dividing the principal balance as of the Statistical Calculation Date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates for the Group 1 Mortgage Loans

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 – 10.00	$1,594,631	509	0.19%	$3,133	6.534%	295.96	731	72.4%
10.01 – 20.00	4,188,327	572	0.49	7,322	6.279	297.51	728	73.5
20.01 – 30.00	7,142,865	572	0.83	12,488	5.970	299.34	725	72.8
30.01 – 40.00	9,885,873	628	1.15	15,742	5.767	300.25	721	75.0
40.01 – 50.00	14,122,810	673	1.65	20,985	5.747	299.77	718	72.5
50.01 – 60.00	17,329,462	689	2.02	25,152	5.949	300.22	712	75.9
60.01 – 70.00	20,792,527	746	2.43	27,872	5.821	301.23	710	77.6
70.01 – 80.00	25,126,758	778	2.93	32,297	5.730	302.71	706	78.6
80.01 – 90.00	30,101,977	780	3.52	38,592	5.941	302.56	705	81.5
90.01 – 100.00	725,624,005	18,597	84.74	39,018	7.184	301.25	707	88.5
Greater than 100.00	337,435	9	0.04	37,493	7.780	289.52	712	92.5

Total	$856,246,671	24,553	100.00%

As of the Statistical Calculation Date, the average credit limit utilization rate of the statistical calculation mortgage loans in loan group 1 was approximately 87.43%.

Maximum Loan Rates for the Group 1 Mortgage Loans

Maximum Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
3.990	$64,159	2	0.01%	$32,079	3.990%	300.00	644	74.7%
3.999	15,000	1	(1)	15,000	3.999	300.00	628	100.0
8.375	17,500	1	(1)	17,500	8.375	298.00	691	90.0
11.950	369,065	4	0.04	92,266	7.315	297.47	701	83.6
12.375	191,791	6	0.02	31,965	12.375	300.00	629	73.3
12.500	17,055	1	(1)	17,055	9.750	232.00	699	98.4
12.625	214,249	8	0.03	26,781	12.625	300.00	656	86.2
13.500	4,000	1	(1)	4,000	8.125	239.00	725	90.0
15.000	73,200	1	0.01	73,200	7.125	357.00	747	33.9
16.000	42,984,925	1,239	5.02	34,693	6.437	302.98	705	85.0
17.000	115,527,278	3,390	13.49	34,079	7.375	299.88	709	86.7
18.000	693,481,452	19,807	80.99	35,012	6.926	301.36	709	87.0
21.000	3,268,471	91	0.38	35,917	11.938	299.57	615	68.0
25.000	18,526	1	(1)	18,526	8.500	291.00	767	93.1

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average maximum loan rate of the statistical calculation mortgage loans in loan group 1 was approximately 17.769%.

A-I-8

Credit Limits for the Group 1 Mortgage Loans

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 – 10,000.00	$3,299,482	424	0.39%	$7,782	7.866%	299.51	709	87.6%
10,000.01 – 20,000.00	59,767,263	4,216	6.98	14,176	7.377	299.14	708	87.2
20,000.01 – 30,000.00	148,997,712	6,380	17.40	23,354	6.967	301.01	707	89.3
30,000.01 – 40,000.00	141,155,473	4,445	16.49	31,756	7.229	301.58	710	89.9
40,000.01 – 50,000.00	122,450,832	3,122	14.30	39,222	6.879	302.30	707	87.1
50,000.01 – 60,000.00	96,341,167	1,931	11.25	49,892	7.131	301.84	708	90.0
60,000.01 – 70,000.00	76,609,188	1,302	8.95	58,840	7.219	301.14	709	90.9
70,000.01 – 80,000.00	45,859,961	752	5.36	60,984	6.606	301.93	704	84.0
80,000.01 – 90,000.00	29,661,091	420	3.46	70,622	6.760	301.16	699	83.9
90,000.01 – 100,000.00	56,512,482	820	6.60	68,918	6.445	300.31	706	74.8
100,000.01 – 125,000.00	30,696,462	341	3.59	90,019	6.716	300.91	712	79.9
125,000.01 – 150,000.00	30,397,738	279	3.55	108,952	6.680	300.67	715	77.8
150,000.01 – 175,000.00	11,652,848	100	1.36	116,528	6.661	299.28	720	77.4
175,000.01 – 200,000.00	2,670,848	18	0.31	148,380	6.190	304.03	729	77.1
200,000.01 – 225,000.00	1,125	1	(1)	1,125	7.000	300.00	744	65.1
225,000.01 – 250,000.00	173,000	2	0.02	86,500	6.785	300.00	736	61.0

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the average credit limit of the statistical calculation mortgage loans in loan group 1 was approximately $40,866.

Lien Priority for the Group 1 Mortgage Loans

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Second Liens	$856,246,671	24,553	100.00%	$34,873	6.984%	301.24	708	86.8%

Total	$856,246,671	24,553	100.00%

Delinquency Status for the Group 1 Mortgage Loans

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	$856,246,671	24,553	100.00%	$34,873	6.984%	301.24	708	86.8%

Total	$856,246,671	24,553	100.00%

A-I-9

Origination Year for the Group 1 Mortgage Loans

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
1997	$9,540	1	(1)	$9,540	8.750%	206.00	631	90.0%
1998	148,695	7	0.02%	21,242	7.685	218.09	701	82.2
1999	1,753,529	87	0.20	20,156	7.942	229.64	710	77.8
2000	2,062,530	82	0.24	25,153	8.858	235.44	685	86.1
2001	238,469	4	0.03	59,617	7.301	251.44	687	83.7
2002	424,847	20	0.05	21,242	7.548	264.89	704	89.3
2003	2,322,945	174	0.27	13,350	7.637	274.93	748	82.5
2004	9,368,732	502	1.09	18,663	7.941	287.88	720	82.2
2005	839,917,383	23,676	98.09	35,475	6.964	301.82	708	86.9

Total	$856,246,671	24,553	100.00%

(1)	Less than 0.01%

A-I-10

Loan Group 2

Principal Balances for the Group 2 Mortgage Loans

Range of Principal Balances ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10,000.00	$2,427,306	417	0.19%	$5,821	7.044%	297.18	722	75.5%
10,000.01 - 20,000.00	7,992,728	493	0.63	16,212	7.324	299.08	703	79.1
20,000.01 - 30,000.00	15,320,938	590	1.21	25,968	7.272	299.43	703	82.3
30,000.01 - 40,000.00	27,877,759	763	2.21	36,537	7.595	299.48	706	85.0
40,000.01 - 50,000.00	59,961,194	1,311	4.75	45,737	7.950	299.33	706	86.8
50,000.01 - 60,000.00	61,711,932	1,107	4.89	55,747	7.896	299.59	709	88.3
60,000.01 - 70,000.00	66,971,450	1,025	5.31	65,338	7.806	299.48	708	88.9
70,000.01 - 80,000.00	81,774,874	1,082	6.48	75,578	7.835	300.27	711	91.6
80,000.01 - 90,000.00	65,071,954	763	5.16	85,284	7.929	299.89	714	93.1
90,000.01 - 100,000.00	89,169,941	922	7.07	96,714	7.498	299.69	706	87.7
100,000.01 - 125,000.00	129,757,270	1,154	10.28	112,441	7.613	299.84	713	91.3
125,000.01 - 150,000.00	119,954,562	863	9.51	138,997	7.657	299.12	708	88.6
150,000.01 - 175,000.00	53,679,621	330	4.25	162,666	7.810	300.17	706	87.6
175,000.01 - 200,000.00	96,662,229	504	7.66	191,790	7.511	299.69	716	81.6
200,000.01 - 225,000.00	31,832,417	149	2.52	213,640	7.216	300.54	709	84.9
225,000.01 - 250,000.00	38,022,840	157	3.01	242,184	6.941	301.36	715	83.8
250,000.01 - 275,000.00	21,173,605	81	1.68	261,403	7.294	298.07	724	82.2
275,000.01 - 300,000.00	30,201,061	103	2.39	293,214	7.366	298.80	711	79.5
300,000.01 - 325,000.00	13,752,416	44	1.09	312,555	7.627	299.18	712	85.3
325,000.01 - 350,000.00	17,036,502	50	1.35	340,730	7.568	298.70	715	80.9
350,000.01 - 375,000.00	11,300,768	31	0.90	364,541	7.611	299.42	714	83.4
375,000.01 - 400,000.00	16,948,423	43	1.34	394,149	7.692	299.07	712	82.5
400,000.01 - 425,000.00	11,143,333	27	0.88	412,716	7.650	298.67	726	84.1
425,000.01 - 450,000.00	10,132,557	23	0.80	440,546	7.706	297.88	715	85.8
450,000.01 - 475,000.00	6,937,049	15	0.55	462,470	7.754	298.60	693	82.5
475,000.01 - 500,000.00	27,135,155	55	2.15	493,366	6.840	298.97	715	76.0
500,000.01 - 525,000.00	4,134,171	8	0.33	516,771	6.479	299.63	715	85.8
525,000.01 - 550,000.00	5,937,078	11	0.47	539,734	6.814	299.10	703	86.9
550,000.01 - 575,000.00	9,019,534	16	0.71	563,721	6.953	299.57	718	85.8
575,000.01 - 600,000.00	5,950,000	10	0.47	595,000	7.374	298.82	718	72.9
600,000.01 - 625,000.00	2,430,012	4	0.19	607,503	8.116	297.74	673	77.5
625,000.01 - 650,000.00	4,488,798	7	0.36	641,257	7.964	298.43	716	82.5
650,000.01 - 675,000.00	7,970,893	12	0.63	664,241	6.924	299.17	728	81.3
675,000.01 - 700,000.00	8,292,252	12	0.66	691,021	7.546	297.75	708	77.6
700,000.01 - 725,000.00	5,719,349	8	0.45	714,919	8.554	299.00	694	84.9
725,000.01 - 750,000.00	8,199,303	11	0.65	745,391	6.975	298.92	722	83.6
750,000.01 - 775,000.00	3,050,100	4	0.24	762,525	10.769	299.75	687	90.3
775,000.01 - 800,000.00	5,594,650	7	0.44	799,236	7.251	298.28	717	86.4
800,000.01 - 825,000.00	2,427,336	3	0.19	809,112	8.345	297.34	703	67.8
825,000.01 - 850,000.00	839,500	1	0.07	839,500	6.875	299.00	776	70.0
850,000.01 - 875,000.00	871,812	1	0.07	871,812	4.500	232.00	668	61.5
875,000.01 - 900,000.00	3,594,189	4	0.28	898,547	6.533	296.24	719	81.4
900,000.01 - 925,000.00	1,845,000	2	0.15	922,500	6.998	300.00	741	77.8
925,000.01 - 950,000.00	2,829,959	3	0.22	943,320	6.663	298.99	736	79.2
975,000.01 - 1,000,000.00	20,925,748	21	1.66	996,464	7.160	299.00	716	75.0
Greater than 1,000,000.00	43,682,113	29	3.46	1,506,280	7.273	299.21	718	79.5

Total	$1,261,751,682	12,276	100.00%

As of the Statistical Calculation Date, the average principal balance of the statistical calculation mortgage loans in loan group 2 was approximately $102,782.

A-I-11

Loan Programs for the Group 2 Mortgage Loans

Description of Loan Programs	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
10 Year Draw/20 Year Repay	$16,916,306	197	1.34%	$85,870	6.949%	359.81	729	90.6%
5 Year Draw/10 Year Repay	1,133,197	14	0.09	80,943	7.244	178.16	733	93.9
10 Year Draw/15 Year Repay	1,242,749,033	12,058	98.49	103,064	7.590	298.81	711	86.1
15 Year Draw/0 Year Repay	391,225	3	0.03	130,408	7.868	176.68	694	91.2
15 Year Draw/10 Year Repay	561,921	4	0.04	140,480	7.448	297.82	741	82.0

Total	$1,261,751,682	12,276	100.00%

Loan Rates for the Group 2 Mortgage Loans

Range of Loans Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than 3.000	$701,317	2	0.06%	$350,659	2.993%	296.72	760	94.0%
3.501 - 4.000	118,743,817	1,307	9.41	90,852	3.990	299.80	710	80.6
4.001 - 4.500	2,156,572	16	0.17	134,786	4.468	269.68	687	81.7
4.501 - 5.000	12,502,921	141	0.99	88,673	4.930	296.39	713	89.6
5.001 - 5.500	26,450,651	279	2.10	94,805	5.277	298.49	718	86.9
5.501 - 6.000	33,943,288	287	2.69	118,269	5.950	300.37	730	84.3
6.001 - 6.500	236,511,266	2,221	18.74	106,489	6.364	299.97	726	85.1
6.501 - 7.000	98,767,682	825	7.83	119,718	6.863	301.41	720	78.6
7.001 - 7.500	126,591,055	959	10.03	132,003	7.330	300.09	713	82.2
7.501 - 8.000	107,197,363	872	8.50	122,933	7.843	299.86	708	86.0
8.001 - 8.500	101,122,497	1,018	8.01	99,334	8.335	298.32	708	88.4
8.501 - 9.000	112,973,195	1,278	8.95	88,398	8.839	298.83	714	89.0
9.001 - 9.500	93,263,838	925	7.39	100,826	9.307	298.86	704	89.8
9.501 - 10.000	81,471,243	881	6.46	92,476	9.832	298.78	694	91.6
10.001 - 10.500	32,898,330	371	2.61	88,675	10.339	298.52	695	92.9
10.501 - 11.000	34,088,719	388	2.70	87,858	10.839	298.96	699	94.9
11.001 - 11.500	17,795,911	183	1.41	97,245	11.304	299.26	685	93.6
11.501 - 12.000	9,425,081	96	0.75	98,178	11.844	299.37	672	95.5
12.001 - 12.500	8,381,584	127	0.66	65,997	12.283	299.26	657	90.8
12.501 - 13.000	3,497,573	74	0.28	47,265	12.721	299.34	653	89.4
Greater than 13.000	3,267,779	26	0.26	125,684	13.638	299.79	671	92.0

Total	$1,261,751,682	12,276	100.00%

As of the Statistical Calculation Date, the weighted average loan rate of the statistical calculation mortgage loans in loan group 2 was approximately 7.581%.

A-I-12

Months Remaining to Scheduled Maturity for the Group 2 Mortgage Loans

Months Remaining to Scheduled Maturity	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
169 – 180	$1,524,422	17	0.12%	$89,672	7.404%	177.78	723	93.2%
205 – 216	7,000	2	(1)	3,500	6.250	209.57	778	67.8
217 – 228	226,843	6	0.02	37,807	7.261	223.23	698	76.4
229 – 240	1,565,470	9	0.12	173,941	5.671	232.39	682	67.9
241 – 252	78,569	3	0.01	26,190	6.250	246.74	741	88.6
253 – 264	192,840	2	0.02	96,420	8.159	258.24	780	83.6
265 – 276	825,372	23	0.07	35,886	6.596	272.50	734	79.6
277 – 288	5,319,523	87	0.42	61,144	7.089	283.90	737	83.0
289 – 300	1,235,095,337	11,930	97.89	103,529	7.595	299.00	711	86.1
349 – 360	16,916,306	197	1.34	85,870	6.949	359.81	729	90.6

Total	$1,261,751,682	12,276	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the statistical calculation mortgage loans in loan group 2 was approximately 299.

The above table assumes that the draw period for the mortgage loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.

Combined Loan-to-Value Ratios for the Group 2 Mortgage Loans

Range of Combined Loan-to-Value Ratio (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.00 - 10.00	$526,562	11	0.04%	$47,869	6.988%	303.71	698	8.2%
10.01 - 20.00	713,655	25	0.06	28,546	6.868	298.38	740	17.3
20.01 - 30.00	3,967,919	94	0.31	42,212	5.582	300.64	728	25.3
30.01 - 40.00	4,450,729	48	0.35	92,724	6.277	297.82	711	35.5
40.01 - 50.00	9,125,301	75	0.72	121,671	6.615	299.50	719	46.0
50.01 - 60.00	34,996,434	261	2.77	134,086	6.579	299.21	723	55.9
60.01 - 70.00	107,985,173	788	8.56	137,037	6.506	298.38	714	67.0
70.01 - 80.00	216,259,014	1,515	17.14	142,745	6.891	299.02	709	77.6
80.01 - 90.00	500,969,264	5,676	39.70	88,261	7.904	299.27	708	88.7
90.01 - 100.00	382,757,630	3,783	30.34	101,178	8.004	300.36	714	98.2

Total	$1,261,751,682	12,276	100.00%

As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the statistical calculation mortgage loans in loan group 2 was approximately 86.13%.

A-I-13

The geographic location used for the following table is determined by the address of the mortgaged property securing the related mortgage loan.

Geographic Distribution for the Group 2 Mortgage Loans

State	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alabama	$2,075,957	27	0.16%	$76,887	7.497%	304.75	722	89.8%
Arizona	34,359,775	363	2.72	94,655	7.383	298.57	713	87.5
Arkansas	274,775	4	0.02	68,694	5.318	299.63	725	92.8
California	694,679,994	6,163	55.06	112,718	7.703	299.02	710	86.3
Colorado	34,085,193	302	2.70	112,865	7.075	299.05	719	87.6
Connecticut	11,080,563	98	0.88	113,067	7.092	302.14	692	81.6
Delaware	637,968	10	0.05	63,797	8.024	299.50	716	85.7
District of Columbia	3,292,609	30	0.26	109,754	6.789	281.21	703	81.0
Florida	124,226,307	1,092	9.85	113,760	7.667	299.17	712	84.3
Georgia	7,745,975	105	0.61	73,771	6.980	302.44	704	89.6
Hawaii	17,802,338	123	1.41	144,734	7.735	299.30	725	80.5
Idaho	3,490,730	48	0.28	72,724	8.356	299.41	713	86.7
Illinois	23,246,940	275	1.84	84,534	7.052	301.10	715	89.0
Indiana	2,012,400	36	0.16	55,900	7.559	298.13	695	90.7
Iowa	178,300	5	0.01	35,660	6.670	312.89	696	93.3
Kansas	856,694	12	0.07	71,391	6.108	307.15	713	91.9
Kentucky	1,053,001	18	0.08	58,500	6.152	291.85	723	96.3
Louisiana	1,057,093	16	0.08	66,068	6.762	298.70	703	92.2
Maine	649,568	9	0.05	72,174	8.066	298.43	744	80.5
Maryland	16,327,870	203	1.29	80,433	7.029	304.30	711	86.3
Massachusetts	21,790,520	249	1.73	87,512	7.283	299.96	710	83.8
Michigan	7,768,034	93	0.62	83,527	7.656	315.62	713	88.6
Minnesota	4,171,442	58	0.33	71,921	6.816	298.93	723	88.8
Mississippi	844,177	16	0.07	52,761	7.459	298.96	691	96.5
Missouri	2,542,416	40	0.20	63,560	6.150	299.85	742	90.4
Montana	1,881,635	23	0.15	81,810	6.607	299.35	729	85.1
Nebraska	220,033	5	0.02	44,007	9.556	298.60	669	89.2
Nevada	59,856,351	717	4.74	83,482	7.905	299.20	716	87.7
New Hampshire	3,348,376	40	0.27	83,709	7.022	300.55	726	91.6
New Jersey	37,566,579	397	2.98	94,626	7.651	300.31	708	84.8
New Mexico	1,639,962	21	0.13	78,093	6.924	298.65	698	85.4
New York	36,719,384	335	2.91	109,610	7.591	299.57	703	81.1
North Carolina	7,948,140	86	0.63	92,420	6.873	303.36	712	86.5
Ohio	4,020,102	71	0.32	56,621	7.339	298.79	705	93.2
Oklahoma	796,447	11	0.06	72,404	7.100	297.81	708	89.7
Oregon	5,373,475	67	0.43	80,201	6.914	301.16	717	88.7
Pennsylvania	4,612,557	82	0.37	56,251	7.199	302.58	698	86.6
Rhode Island	2,235,134	19	0.18	117,639	6.555	298.93	732	85.5
South Carolina	6,576,808	78	0.52	84,318	7.521	301.10	721	86.9
South Dakota	191,641	4	0.02	47,910	6.210	297.41	726	87.1
Tennessee	6,163,169	88	0.49	70,036	6.800	299.16	715	91.2
Texas	2,390,227	32	0.19	74,695	7.275	298.96	707	86.4
Utah	7,926,045	122	0.63	64,968	6.778	299.47	714	90.8
Vermont	322,720	3	0.03	107,573	7.417	333.02	685	75.0
Virginia	30,450,185	383	2.41	79,504	7.244	301.46	710	87.2
Washington	21,782,792	258	1.73	84,429	7.320	299.70	710	88.6
West Virginia	324,930	4	0.03	81,233	5.492	298.93	692	90.3
Wisconsin	3,016,999	31	0.24	97,323	7.526	301.44	702	84.3
Wyoming	137,350	4	0.01	34,338	5.527	299.73	733	80.1

Total	$1,261,751,682	12,276	100.00%

A-I-14

Credit Scores for the Mortgage Loans for the Group 2 Mortgage Loans

Range of Credit Scores	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
821 – 840	$22,900	1	(1)	$22,900	6.250%	295.00	833	20.6%
801 – 820	13,427,274	138	1.06%	97,299	6.869	299.36	806	85.1
781 – 800	63,766,734	646	5.05	98,710	6.867	300.27	789	83.5
761 – 780	111,679,359	1,084	8.85	103,025	7.130	300.09	770	84.8
741 – 760	145,937,909	1,398	11.57	104,390	7.331	299.65	750	86.6
721 – 740	183,359,049	1,662	14.53	110,324	7.329	299.26	730	86.7
701 – 720	224,851,728	2,049	17.82	109,737	7.476	299.47	710	86.6
681 – 700	193,867,756	1,842	15.36	105,249	7.855	299.67	691	86.9
661 – 680	164,416,390	1,647	13.03	99,828	7.966	298.91	670	87.2
641 – 660	101,134,728	1,060	8.02	95,410	8.122	299.27	652	84.9
621 – 640	51,509,461	632	4.08	81,502	8.126	299.15	631	83.2
601 – 620	6,169,612	84	0.49	73,448	8.790	299.27	615	85.3
581 – 600	1,354,877	26	0.11	52,111	10.910	299.29	596	85.1
561 – 580	147,389	3	0.01	49,130	9.167	299.88	576	89.8
Equal to or lesser than 560	106,516	4	0.01	26,629	11.460	290.43	528	73.4

Total	$1,261,751,682	12,276	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average credit score of the statistical calculation mortgage loans in loan group 2 was approximately 711.

Property Type for the Group 2 Mortgage Loans

Property Type	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Single Family	$804,364,280	7,704	63.75%	$104,409	7.483%	299.56	710	85.3%
Planned Unit Development (PUD)	289,921,455	2,773	22.98	104,552	7.606	299.41	713	86.8
Low-Rise Condominium	97,021,310	1,199	7.69	80,919	7.707	299.26	715	90.3
2-4 Units	46,474,681	379	3.68	122,624	8.528	299.09	713	86.5
High-Rise Condominium	23,452,118	208	1.86	112,751	8.259	299.61	709	87.0
Manufactured Housing (1)	517,837	13	0.04	39,834	7.029	295.16	688	69.8

Total	$1,261,751,682	12,276	100.00%

(1)	Treated as real property.

A-I-15

Gross Margins for the Group 2 Mortgage Loans

Range of Gross Margins (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate%	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.000	$208,565,517	1,813	16.53%	$115,039	5.790%	299.70	732	80.3%
0.001 - 0.250	44,445,099	395	3.52	112,519	5.974	302.00	724	77.3
0.251 - 0.500	93,882,175	844	7.44	111,235	6.126	300.57	723	79.2
0.501 - 0.750	46,279,463	371	3.67	124,742	6.723	300.97	712	79.6
0.751 - 1.000	97,931,596	755	7.76	129,711	7.045	299.26	714	83.5
1.001 - 1.250	63,716,784	500	5.05	127,434	6.851	300.30	709	82.8
1.251 - 1.500	59,182,386	489	4.69	121,027	7.375	300.09	712	89.1
1.501 - 1.750	59,685,175	541	4.73	110,324	7.846	298.70	696	83.9
1.751 - 2.000	75,945,860	828	6.02	91,722	7.759	298.42	714	90.8
2.001 - 2.250	59,950,956	684	4.75	87,648	7.686	298.72	715	86.9
2.251 - 2.500	76,634,357	925	6.07	82,848	8.144	299.19	720	92.0
2.501 - 2.750	68,812,406	744	5.45	92,490	8.659	299.04	702	88.6
2.751 - 3.000	62,703,530	642	4.97	97,669	8.458	298.83	704	91.1
3.001 - 3.250	30,152,900	251	2.39	120,131	9.188	298.73	703	88.9
3.251 - 3.500	70,538,151	842	5.59	83,775	9.146	298.86	691	93.2
3.501 - 3.750	21,471,758	195	1.70	110,112	9.220	299.11	700	91.4
3.751 - 4.000	19,071,462	227	1.51	84,015	9.307	298.46	679	92.6
4.001 - 4.250	18,301,663	174	1.45	105,182	10.261	298.80	706	95.1
4.251 - 4.500	22,653,337	264	1.80	85,808	10.141	298.98	693	95.2
4.501 - 4.750	20,473,967	294	1.62	69,639	9.139	299.22	687	95.9
4.751 - 5.000	7,677,428	58	0.61	132,369	10.634	299.42	680	91.7
5.001 - 5.250	9,797,470	117	0.78	83,739	11.013	299.35	666	94.5
5.251 - 5.500	2,858,578	27	0.23	105,873	11.745	298.60	669	95.6
5.501 - 5.750	7,255,943	58	0.58	125,102	11.830	299.69	675	96.2
5.751 - 6.000	2,024,777	22	0.16	92,035	9.835	298.08	668	92.3
6.001 - 6.250	6,094,568	142	0.48	42,919	11.677	299.42	646	88.0
6.251 - 6.500	1,780,768	30	0.14	59,359	11.501	299.34	640	90.2
6.501 - 6.750	1,230,335	18	0.10	68,352	12.492	299.51	670	89.5
6.751 - 7.000	1,141,421	15	0.09	76,095	13.341	299.73	663	94.9
7.001 - 7.250	7,000	1	(1)	7,000	13.750	293.00	676	99.2
7.251 - 7.500	1,179,250	6	0.09	196,542	13.842	299.78	667	91.8
7.751 – 8.000	40,000	1	(1)	40,000	14.500	299.00	626	89.5
8.001 – 8.250	25,000	1	(1)	25,000	14.500	298.00	789	97.7
8.501 – 8.750	225,000	1	0.02	225,000	15.250	300.00	658	74.2
9.751 – 10.000	15,600	1	(1)	15,600	10.375	300.00	764	90.0

Total	$1,261,751,682	12,276	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average gross margin of the statistical calculation mortgage loans in loan group 2 was approximately 1.806%.

A-I-16

The credit limit utilization rates in the following table are determined by dividing the principal balance as of the Statistical Calculation Date for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates for the Group 2 Mortgage Loans

Range of Credit Limit Utilization Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10.00	$2,233,657	302	0.18%	$7,396	6.848%	296.21	738	74.7%
10.01 - 20.00	5,918,061	252	0.47	23,484	6.838	298.18	728	75.5
20.01 - 30.00	9,290,015	240	0.74	38,708	6.806	299.03	721	77.5
30.01 - 40.00	13,673,707	254	1.08	53,833	6.394	298.94	730	78.4
40.01 - 50.00	16,725,211	259	1.33	64,576	6.448	298.76	723	76.8
50.01 - 60.00	19,918,497	246	1.58	80,970	6.467	298.99	723	77.5
60.01 - 70.00	25,415,000	264	2.01	96,269	6.673	299.19	719	77.1
70.01 - 80.00	32,113,897	272	2.55	118,066	6.396	299.24	718	78.9
80.01 - 90.00	34,449,752	268	2.73	128,544	6.502	298.47	715	78.9
90.01 - 100.00	1,101,885,985	9,918	87.33	111,100	7.734	299.57	710	87.3
Greater than 100.00	127,900	1	0.01	127,900	9.250	291.00	727	100.0

Total	$1,261,751,682	12,276	100.00%

As of the Statistical Calculation Date, the average credit limit utilization rate of the statistical calculation mortgage loans in loan group 2 was approximately 89.33%.

A-I-17

Maximum Loan Rates for the Group 2 Mortgage Loans

Maximum Loan Rates (%)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
8.000	$49,639	1	(1)	$49,639	7.150%	298.00	740	90.0%
11.950	1,385,339	4	0.11%	346,335	6.544	299.19	707	75.9
12.125	79,283	3	0.01	26,428	12.125	299.20	646	88.6
12.375	312,925	10	0.02	31,293	12.375	299.91	616	83.9
12.625	216,165	7	0.02	30,881	12.625	300.00	650	86.9
16.000	44,086,338	413	3.49	106,747	7.458	300.78	704	82.2
17.000	126,199,250	1,109	10.00	113,796	7.646	299.16	712	84.4
18.000	1,085,477,432	10,622	86.03	102,191	7.561	299.47	712	86.5
21.000	3,945,311	107	0.31	36,872	11.989	299.36	624	84.9

Total	$1,261,751,682	12,276	100.00%

(1)	Less than 0.01%

As of the Statistical Calculation Date, the weighted average maximum loan rate of the statistical calculation mortgage loans in loan group 2 was approximately 17.830%.

A-I-18

Credit Limits for the Group 2 Mortgage Loans

Range of Credit Limits ($)	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10,000.00	$195,006	23	0.02%	$8,479	7.179%	301.79	711	75.9%
10,000.01 - 20,000.00	3,463,249	233	0.27	14,864	7.834	298.97	689	80.9
20,000.01 - 30,000.00	9,853,472	411	0.78	23,974	7.676	299.63	696	83.9
30,000.01 - 40,000.00	20,959,341	606	1.66	34,586	8.003	299.37	702	87.3
40,000.01 - 50,000.00	56,231,649	1,375	4.46	40,896	8.033	299.33	704	87.1
50,000.01 - 60,000.00	56,705,206	1,086	4.49	52,215	8.000	299.66	707	89.1
60,000.01 - 70,000.00	62,456,844	1,025	4.95	60,934	7.913	299.65	707	89.7
70,000.01 - 80,000.00	77,870,597	1,091	6.17	71,375	7.930	300.04	710	92.4
80,000.01 - 90,000.00	61,950,661	779	4.91	79,526	7.984	299.83	714	94.0
90,000.01 - 100,000.00	91,005,309	1,129	7.21	80,607	7.483	299.73	705	87.2
100,000.01 - 125,000.00	119,764,213	1,139	9.49	105,149	7.741	300.03	712	92.5
125,000.01 - 150,000.00	126,900,278	1,051	10.06	120,742	7.605	298.97	709	88.3
150,000.01 - 175,000.00	55,829,903	394	4.42	141,700	7.732	300.39	707	88.2
175,000.01 - 200,000.00	108,282,572	699	8.58	154,911	7.405	299.85	717	80.7
200,000.01 - 225,000.00	32,376,740	179	2.57	180,876	7.158	300.45	710	85.0
225,000.01 - 250,000.00	44,873,166	244	3.56	183,906	6.687	300.78	717	82.1
250,000.01 - 275,000.00	18,731,750	80	1.48	234,147	7.427	298.89	722	83.9
275,000.01 - 300,000.00	35,231,949	151	2.79	233,324	7.292	298.57	709	78.2
300,000.01 - 325,000.00	14,888,232	53	1.18	280,910	7.438	298.97	717	84.0
325,000.01 - 350,000.00	17,324,768	59	1.37	293,640	7.529	298.56	712	82.5
350,000.01 - 375,000.00	9,879,022	34	0.78	290,559	7.736	299.48	711	83.7
375,000.01 - 400,000.00	17,755,805	52	1.41	341,458	7.642	298.98	714	83.5
400,000.01 - 425,000.00	9,871,598	26	0.78	379,677	7.640	298.80	728	86.5
425,000.01 - 450,000.00	12,295,238	36	0.97	341,534	7.618	297.71	713	83.5
450,000.01 - 475,000.00	6,594,615	17	0.52	387,919	7.707	298.75	698	84.2
475,000.01 - 500,000.00	31,057,257	82	2.46	378,747	6.927	298.94	716	75.2
500,000.01 - 525,000.00	4,420,240	10	0.35	442,024	7.175	299.53	721	84.7
525,000.01 - 550,000.00	5,967,171	13	0.47	459,013	6.836	299.36	714	85.8
550,000.01 - 575,000.00	9,194,826	18	0.73	510,824	6.848	299.38	722	86.4
575,000.01 - 600,000.00	7,207,171	16	0.57	450,448	7.098	298.60	724	74.9
600,000.01 - 625,000.00	3,013,469	6	0.24	502,245	7.363	298.06	674	76.1
625,000.01 - 650,000.00	5,576,048	11	0.44	506,913	7.852	298.63	717	80.3
650,000.01 - 675,000.00	6,006,775	9	0.48	667,419	7.444	299.22	718	79.5
675,000.01 - 700,000.00	5,710,358	10	0.45	571,036	7.338	297.30	701	82.6
700,000.01 - 725,000.00	4,993,210	8	0.40	624,151	8.110	299.00	693	84.7
725,000.01 - 750,000.00	10,517,119	16	0.83	657,320	7.054	298.92	714	81.6
750,000.01 - 775,000.00	4,262,498	7	0.34	608,928	9.623	299.48	691	89.7
775,000.01 - 800,000.00	5,302,789	7	0.42	757,541	7.919	298.42	708	88.7
800,000.01 - 825,000.00	1,422,792	3	0.11	474,264	10.119	300.00	669	88.1
825,000.01 - 850,000.00	1,164,535	2	0.09	582,268	6.805	298.44	766	69.1
875,000.01 - 900,000.00	3,476,961	7	0.28	496,709	6.956	298.05	715	80.7
900,000.01 - 925,000.00	2,956,232	4	0.23	739,058	6.506	296.35	741	79.8
925,000.01 - 950,000.00	1,881,776	3	0.15	627,259	6.871	300.00	754	84.5
975,000.01 - 1,000,000.00	25,255,977	29	2.00	870,896	7.154	296.62	719	73.3
Greater than 1,000,000.00	51,073,296	43	4.05	1,187,751	7.096	299.04	720	78.9

Total	$1,261,751,682	12,276	100.00%

As of the Statistical Calculation Date, the average credit limit of the statistical calculation mortgage loans in loan group 2 was approximately $119,353.

A-I-19

Lien Priority for the Group 2 Mortgage Loans

Lien Priority	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Second Liens	$1,261,751,682	12,276	100.00%	$102,782	7.581%	299.48	711	86.1%

Total	$1,261,751,682	12,276	100.00%

Delinquency Status for the Group 2 Mortgage Loans

Delinquency Status	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	$1,261,751,682	12,276	100.00%	$102,782	7.581%	299.48	711	86.1%

Total	$1,261,751,682	12,276	100.00%

Origination Year for the Group 2 Mortgage Loans

Origination Year	Aggregate Principal Balance Outstanding	Number of Mortgage Loans	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
1997	$5,000	1	(1)	$5,000	6.250%	207.00	776	59.3%
1998	2,000	1	(1)	2,000	6.250	216.00	784	88.9
1999	1,579,662	11	0.13%	143,606	5.597	230.54	686	66.1
2000	218,643	5	0.02	43,729	7.871	236.49	672	90.2
2001	101,779	3	0.01	33,926	6.250	249.05	764	89.0
2002	226,573	3	0.02	75,524	7.875	260.94	756	85.4
2003	1,865,231	40	0.15	46,631	6.929	276.17	735	84.1
2004	9,879,320	161	0.78	61,362	7.706	288.55	729	83.1
2005	1,247,873,473	12,051	98.90	103,549	7.583	299.71	711	86.2

Total	$1,261,751,682	12,276	100.00%

(1)	Less than 0.01%

A-I-20

Annex II

Global Clearance, Settlement and Tax

Documentation Procedures

Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Notes, Series 2005-F (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

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Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a)	borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

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(b)	borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•	Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

•	Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

•	Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

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•	Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

•	U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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PROSPECTUS

CWHEQ, INC.

Depositor

Asset Backed Securities

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “ Risk Factors” beginning on page 5.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWHEQ, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•	mortgage loans secured by first and/or subordinate liens on one-to four-family residential properties,

•	revolving home equity lines of credit, secured in whole or in part by first and/or subordinate liens on one-to four-family residential properties, or

•	home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

The Securities

CWHEQ, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 4, 2005

Important Notice About Information in This Prospectus and Each

Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Documents by Reference” beginning on page 21.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No Recourse To Sellers, Depositor Or Servicer	The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWHEQ, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses	Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Junior Status of Liens Securing Loans Could Adversely Affect You	Certain mortgages and deeds of trust securing the loans will be junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

• pay the senior mortgage in full at or prior to the foreclosure sale, or

• assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

• the aggregate amount owed under both the senior and junior loans over

• the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.”

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely Affect You	Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust’s ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You	Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You	Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•      the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•      the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•      the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

• the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•      the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•      the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You	Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially Unsecured Loans	The trust fund may also include loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

You Could Be Adversely Affected By Violations Of Environmental Laws	Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment	Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge	Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions	You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	The seller and the depositor will treat the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 114.

The Trust Fund

General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the depositor, the trust, the master servicer and the indenture trustee with respect to a series consisting of notes. The Master Servicer will receive a fee for such services. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of such trust fund.

*	Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass–Through Rate” will refer to the pass–through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor’s rights with respect to such representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within fifteen days after the initial issuance of such securities (the “Detailed Description”).

A copy of the Agreement with respect to each series of securities will be filed with the SEC as an exhibit to a report on Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of mortgage loans (including closed-end home equity loans), revolving home equity lines of credit (referred to in this prospectus as “revolving credit line loans”) or home improvement loan contracts. For purposes of this prospectus, “home equity loans” includes “closed-end home equity loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property that secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Certain of the loans may be secured by liens that are subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Mortgage Loans. The mortgaged properties relating to mortgage loans (including closed-end home equity loans) will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Revolving Credit Line Loans. The mortgaged properties relating to revolving credit line loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Home Improvement Loan Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•	the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements),

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of any of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APRs borne by the loans,

•	the maximum and minimum per annum Loan Rates and

•	the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of Refinance Loans, the “Collateral Value” of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a),

13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See “Description of the Securities — Reports to Securityholders.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWHEQ, Inc., a Delaware corporation, the depositor, was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it, or if applicable, the originator, has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller or originator, but if it does not, the credit information supplied by the borrower will be verified by the related seller or originator. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Each seller’s and each originator’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s or originator’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, but in any event not in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

After obtaining all applicable employment, credit and property information, the related seller or originator will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers and Originators

Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC. If a seller does not meet any one or more of the foregoing qualifications, the related originator must satisfy such qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases, originator, will have made representations and warranties in respect of the loans sold by such seller or originator and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

•	that title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect;

•	that the seller had good title to each such loan and such loan was subject to no offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•	that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects (subject, with respect to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity).

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which such seller or originator sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by such seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller or originator to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller or originator cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then such seller or originator will be obligated either

•	to repurchase such loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is made with respect to a trust fund, any substitution of a loan must be accompanied by an opinion of counsel satisfactory to the trustee that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. In the event that the trust fund is subject to a prohibited transaction tax in connection with a substitution, the master servicer will generally be responsible for the payment of any such taxes imposed on the REMIC to the extent that the tax arises out of or results from a breach by the master servicer of any of its obligations under the applicable Agreement, and if the master servicer is not responsible therefor, the holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC to the extent of amounts otherwise distributable on such securities. To the extent not paid by the master servicer or such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC. See “Material Federal Income Tax Consequences—Taxation of the REMIC—Prohibited Transactions and Contributions Tax”. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller or originator) will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”

Description of the Securities

Each series of certificates will be issued pursuant to a separate agreement (each, a “Pooling and Servicing Agreement” among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to such series, the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement among the depositor, the master servicer, the trust and the indenture trustee, and the trust that issues the notes will be governed by a “Trust Agreement”) between the depositor and the entity named in the related prospectus supplement as owner trustee with respect to such series. A form of each of the Indenture, Sale and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities will consist of either notes or certificates. Each Agreement will be dated as of the related cut-off date. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWHEQ, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the applicable Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•	the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986 as amended (the “Code”), certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of such distribution allocable to interest;

•	the amount of any advance;

•	the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

•	the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•	the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 30 to 59 days, 60 to 89 days and 90 or more days and (B) in foreclosure and delinquent 30 to 59 days, 60 to 89 days and 90 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•	the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

Categories of Classes	Definition
Principal Types

Accretion Directed	A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class	A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities	A class consisting of “components.” The components of a class of component securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS	A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class	A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior	A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class	A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a super senior class after the related classes of subordinated securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only	A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual	A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual	A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

If using this method to calculate LIBOR, the calculation agent will establish LIBOR equal to the offered rate for United States dollar deposits for one month that appears on Telerate page 3750 of the Moneyline Telerate Service as of 11:00 a.m. (London time) on the LIBOR determination date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable interest accrual period will be determined according to the following method:

(a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%) that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related LIBOR determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding aggregate principal balance on such LIBOR determination date of the classes of securities for which the applicable interest rate is determined by reference to LIBOR;

(b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 1/32%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding aggregate principal balance on such LIBOR determination date of the classes of securities for which the applicable interest rate is determined by reference to LIBOR;

(c) If on any LIBOR determination date the calculation agent is unable to obtain any quotations, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of

San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers Between Participants Will Occur in Accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission(the “SEC”) as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Overcollateralization

If specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in or increase the level of overcollateralization.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

(xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

(xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to any insurer guarantying certain payments under net interest margin securities backed or secured by certain classes of a series of securities (any such insurer, a “NIM Insurer”), as evidenced by a signed writing delivered by that NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

•	to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments in the event that any index rises above or falls below specified levels; or

•	to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans.

Generally, mortgage loans secured by subordinate liens, revolving credit line loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than mortgage loans secured by first liens. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of mortgage loans secured by subordinate liens, revolving credit line loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the

Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each loan,

•	the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

•	the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•	any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See “Certain Legal Aspects of the Loans — The Home Improvement Loan Contracts.”

The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (“SAIF”)), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•	to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

•	to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

•	to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•	to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

•	to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

•	to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during such Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed (i) the lesser of 50% of the initial aggregate principal amount of the securities of the related series and (ii) the maximum amount permitted for asset-backed securities issued under a registration statement on Form S-3 under the Securities Act of 1933, as amended. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the “ Capitalized Interest Account”) cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any such assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing such loan or

•	the greater of

(1) the outstanding principal balance of the loan and

(2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower’s cooperative dwelling or such cooperative’s building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — Title I Program”, certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate or note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

Evidence as to Compliance

Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of***

•	any failure by the master servicer to deposit or cause to be deposited in the Security Account or to remit to the trustee any required payment (other than an advance) which continues unremedied for five days and, with respect to an advance, for one business day, after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the voting rights allocated to the securities of the series;

•	any failure by the master servicer to reimburse the trustee for any advance made by the trustee under the applicable Agreement within the time period specified in the applicable Agreement;

•	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement, or any breach of any representation or warranty made by the master servicer in the Agreement, which failure or breach continues unremedied for sixty days after the giving of written notice of such failure or breach, as the case may be, to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•	a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days;

•	failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	a default in the performance of any obligation of the issuer under the Indenture (other than an obligation specifically covered by the preceding bullet point), or any representation or warranty of the issuer made in the Indenture or in any certificate or other writing delivered in connection with the Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the issuer by the trustee or to the issuer and the trustee by any credit enhancer (or, if a credit enhancer default exists, by the holders of at least 25% of the outstanding amount of the notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

•	any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

•	the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee with the consent of any NIM Insurer but without the consent of any of the securityholders,

(a) to cure any ambiguity;

(b) to correct or supplement any provisions in the Agreement;

(c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

(d) to make such other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with any other provisions in it;

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of any NIM Insurer and with the consent of holders of securities of such series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

•	reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

•	reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the earlier of

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

(ii) the purchase by the master servicer, or, if specified in the related prospectus supplement, the holder of any designated class of securities, from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision-making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Finance

General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust’s interest in the chattel paper could be defeated.

Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity lines of credit applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity line of credit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan”. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes of this prospectus, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•	the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•	the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•	the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•	the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•	the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•	the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The summary is based on the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, if applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

This summary does not cover all aspects of federal income taxation that may affect particular investors in light of their individual circumstances or address investors subject to special treatment under the Code. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors (“Holders”) should consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to Holders of securities will vary depending on whether

•	the securities of the series are classified as debt;

•	an election is made to treat any part of the trust fund relating to the series of securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to the series of securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC election will be made with respect to that series.

Debt Securities For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing regular interests in a REMIC (“REMIC Regular Interests”) will be referred to collectively as “Debt Securities.”

Taxation of Debt Securities

Interest. Stated interest on the REMIC Regular Interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of a Holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on Debt Securities other than REMIC Regular Interests will be includible in income by a Holder under the Holder’s usual method of accounting.

Original Issue Discount. The prospectus supplement for each series of Debt Securities will discuss the OID considerations for that series. The following discussion is based in part on the rules governing OID under Sections 1271 through 1275 of the Code and the accompanying Treasury regulations (the “OID Regulations”). A Holder should be aware, however, that the OID Regulations do not adequately address issues relevant to securities (such as the Debt Securities) that are payable based on the payment experience of other debt (“Pay-Through Securities”).

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if the amount of OID is less than a de minimis amount as determined under the Code.

Issue Price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of that class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.

Stated Redemption Price at Maturity. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.”

Qualified Stated Interest. “Qualified stated interest” generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities will include all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal amount over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

De Minimus OID. Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price. Although unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments and

•	the interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of certain Debt Securities, such as Interest Weighted Securities (as defined in this prospectus), none of the payments under the instrument will be considered qualified stated interest, and thus all amounts payable on the instrument will be included in the stated redemption price.

Contingent Interest. The OID Regulations also govern the calculation of OID on instruments having contingent interest payments (“Contingent Regulation”). The provisions of the Contingent Regulations expressly do not apply to the calculation of OID on debt instruments subject to Code Section 1272(a)(6), (that is, Pay-Through Securities). In addition, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on the Debt Securities on Code Section 1272(a)(6) and, to the extent applicable, the OID Regulations. There can be no assurance, however, that such methodology represents the correct manner of calculating OID.

Daily Portions. The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the “daily portions” of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is neither a REMIC Regular Interest nor another type of Pay-Through Security, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt Security in all prior periods.

The amount of OID to be included in income by a Holder of a Pay-Through Security is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay- Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate faster than the Prepayment Assumption, and to decrease (but not below zero for any period) the OID required to be included in income by a Holder to account for prepayments of the underlying loans at a rate slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

Although the OID Regulations do not provide for it, the depositor may adjust the accrual of OID on Debt Securities (other than REMIC Regular Interests) in a manner that it believes appropriate to take account of realized losses on the underlying loans, If the Internal Revenue Service (“IRS”) required OID to be accrued without such adjustments, the rate of accrual of OID on the affected Debt Securities could increase.

Aggregation. Certain classes of REMIC Regular Interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

Acquisition Premium. A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset such OID by comparable economic accruals of portions of such excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC Regular Interests or Stripped Securities (as defined under “Tax Status as a Grantor Trust; General” in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Stripped Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC Regular Interests the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of market discount (“market discount” is generally the excess (if any) of the principal amount of the Debt Security over the Holder’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Market discount is supposed to accrue in a manner provided in Treasury regulations but, until those regulations are issued, market discount should be accrued either (i) on the basis of a constant yield (taking into account, in the case of a Pay-Through Security, a prepayment assumption) or (ii) (a) in the case of securities not originally issued with OID, based on the ratio of the stated interest payable in the relevant period to the total stated interest remaining to be paid at the beginning of the relevant period or (b) in the case of securities issued with OID, based on the ratio of the OID accrued in the relevant period to total OID remaining to be accrued at the beginning of the relevant period.

Limit on Holder’s Interest Deductions. Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a deduction item before disposition of the Debt Security) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities such as the Pay-Through Securities have been issued, the legislative history of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Election to Treat All Interest as Original Issue Discount. The Holder of a Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities. If the an election is made with respect to a Debt Security having market discount, then the Holder will be deemed to have made the election with respect to all other market discount debt instruments that the Holder acquires during the year of the election and thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the holder owns on the first day of the taxable year and later acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable and should only after consulting a Holder’s tax advisor.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the REMIC Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury Regulations, among the holders of the REMIC Regular Interests and the holders of the REMIC Residual Interests (as defined in this prospectus) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a REMIC Regular Interest who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the Holder, exceed 2% of such Holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC Regular Interest to such a Holder. In general terms, a single class REMIC is one that either

•	would qualify, under existing Treasury Regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax. The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•	deductions, including stated interest and original issue discount accrued on REMIC Regular Interests, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued (the “Startup Day”). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the REMIC Regular Interests in the same manner that the holders of the REMIC Regular Interests include such discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of REMIC Residual Interests

The holder of a REMIC Residual Interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the REMIC Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the REMIC Residual Interests in proportion to their respective holdings on such day.

The holder of a REMIC Residual Interest must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a REMIC Residual Interest in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the REMIC Residual Interest may be less than that of such a bond or instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the REMIC Residual Interest at the end of the calendar quarter in which such loss arises. A holder’s basis in a REMIC Residual Interest will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of REMIC Residual Interests to deduct net losses may be subject to additional limitations under the Code, about which such holders should consult their tax advisers.

Distributions. Distributions on a REMIC Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a REMIC Residual Interest. If the amount of such payment exceeds a holder’s adjusted basis in the REMIC Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the REMIC Residual Interest) to the extent of such excess.

Sale or Exchange. A holder of a REMIC Residual Interest will recognize gain or loss on the sale or exchange of a REMIC Residual Interest equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the REMIC Residual Interest at the time of such sale or exchange. Any loss from the sale of a REMIC Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the REMIC Residual Interest, the seller reacquires the REMIC Residual Interest, or acquires (i) a REMIC Residual Interest in any other REMIC, or (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the REMIC Residual Interest will be disallowed and the REMIC Residual Interest Holder’s basis in the replacement interest will be the basis in the REMIC Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the REMIC Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a REMIC Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on such holder’s federal income tax return. Further, if the holder of a

REMIC Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a REMIC Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a REMIC Residual Interest is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a REMIC Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a REMIC Residual Interest, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such REMIC Residual Interest at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the REMIC Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of REMIC Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of REMIC Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of REMIC Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a REMIC Residual Interest. In addition, no transfer of a REMIC Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a REMIC Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such REMIC Residual

Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a REMIC Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a REMIC Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic REMIC Residual Interest is disregarded, the transferor continues to be treated as the owner of the REMIC Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A REMIC Residual Interest (including a REMIC Residual Interest with a positive value at issuance) is a “Noneconomic REMIC Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the REMIC Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic REMIC Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic REMIC Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic REMIC Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic REMIC Residual Interest and intends to pay taxes associated with holding the Noneconomic REMIC Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic REMIC Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic REMIC Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of,

(i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic REMIC Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. “Inducement fees” received by transferees of noneconomic REMIC must be included in income over a time period that is reasonably related to the time period over which the related REMIC Residual Interest is expected to generate taxable income or net loss allocable to the Holder. Two safe harbor methods permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and REMIC Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. Holders of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change their method of accounting for REMIC inducement fee income to one of the two safe harbor methods (including a change from one safe harbor method to the other safe harbor method).

If the holder of a REMIC Residual Interest sells or otherwise disposes of the REMIC Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee is be treated as income from sources within the United States.

Mark to Market Rules. REMIC Residual Interests acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. In the opinion of Tax Counsel an as specified in the related prospectus supplement, if a trust fund relating to a series of securities does not elect to be a REMIC or establish partnership classification, then the trust fund will be classified a “grantor trust” under subpart E, part I of subchapter J of the Code. (The securities of such series are hereinafter referred to as “Pass-Through Securities”). For some series there will be no separation of the principal and interest payments on the underlying loans, in which case a Holder will be considered to have purchased a pro rata undivided interest in each of the underlying loans. In other cases (“Stripped Securities”), the sale of the securities will cause a separation in the ownership of some or all of the principal payments from some or all of the interest payments.

Each Holder must report on its federal income tax return its share of the gross income derived from, and its share of expenses (such as trustee, servicer and similar fees (collectively, the “Servicing Fee”)) allocated to the loans in the same manner as if the Holder’s held the loans and paid the Servicing fees directly. In the case of Pass-Through Securities other than Stripped Securities, the gross income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the gross income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. Depending on its tax classification, the Holder of a security will generally be entitled to claim a deduction for the Servicing Fees under Code Section 162 or Code Section 212 provided the Servicing Fees are “reasonable” for the services performed.

Noncorporate Holders. In the case of a noncorporate Holder, reasonable Servicing Fees will be deductible in computing the Holders regular income tax only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of the Holder’s adjusted gross income and will not deductible in computing the Holder’s alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The Holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined when the securities are purchased. Typically, the trustee (as necessary to fulfill its reporting obligations) will treat each loan in a group as having a fair market based on its proportionate share of the group’s aggregate principal balance provided the loans in the group generally have relatively uniform interest rates and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than (or greater than) the portion of the principal balance of the loan allocable to the security, that loan will be deemed to have been acquired at a discount (or premium), respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount (or premium) on a loan will be includible in income (or will be available as an offset to interest income), generally in the manner described above, except that in the case of Pass-Through Securities, market discount and premium is calculated with respect to the loans underlying the security, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The Holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security is a security that represents either a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive defend percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Calculating Interest and OID. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped

Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder’s tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC Regular Interest will be taxable as ordinary income or loss. In addition, gain from the disposition of a REMIC Regular Interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on such REMIC Regular Interest had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such REMIC Regular Interest.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•	under certain circumstances, fails to provide the trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the Holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Proposed Reporting Regulations

In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” If these rules are finalized, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as

OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a REMIC Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a REMIC Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Interest is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of REMIC Residual Interests that do not have significant value. Under the REMIC Regulations, if a REMIC Residual Interest has tax avoidance potential, a transfer of a REMIC Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A REMIC Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the REMIC Residual Interest amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a REMIC Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the REMIC Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

•	is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

•	provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), or Fitch Ratings, Inc. (“Fitch”) (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWHEQ, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency’s assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Term	Page
Agreement	15
AMT	94
APR	19
Asset Conservation Act	71
Available Funds	27
BIF	53
Book-Entry Securities	38
Capitalized Interest Account	56
Cash Flow Bond Method	96
CERCLA	71
CI	40
Claimable Amount	81
Class Security Balance	28
Clearstream, Luxembourg	40
Code	83
COFI securities	36
Collateral Value	19, 20
Combined Loan-to-Value Ratio	19
Contingent Regulations	85
Cooperative	41
cooperative loans	16
cooperatives	16
Cut-off Date Principal Balance	26
DBC	40
Debt Securities	83
Definitive Security	38
Detailed Description	16
Disqualified Organization	92
DOL	107
DTC	38
Eleventh District	35
ERISA	106
Euroclear	38
Euroclear Operator	40
Euroclear Participants	40
European Depositaries	38
excess servicing	96
FHA	16
FHLBSF	36
Final Bond Premium Regulations	88
Fitch	108
foreign person	101
FTC Rule	76
Funding Period	55
Garn-St Germain Act	74
HI Contracts	75
HI Loans	75
Improper Knowledge	93
Indenture	25
Indirect Participants	39
Insurance Proceeds	54
Insured Expenses	54
Interest Weighted Securities	86
IRS	86
L/C Bank	44
L/C Percentage	44
Liquidation Expenses	54
Liquidation Proceeds	54
Loan Rate	16
Loan-to-Value Ratio	19
Master Servicing Fee	60
Moody’s	45, 108
Mortgage	52
National Cost of Funds Index	36
NCUA	110
New CI	40
NIM Insurer	46
Noneconomic Residual Certificate	93
Nonresidents	99
obligations	109
Offshore Location	93
OID	83
OID Regulations	84
OTS	36
Participants	38
Parties in Interest	107, 108
Pass-Through Securities	95
Pay-Through Security	86
Permitted Investments	45
Plan Assets Regulation	107
Plans	106
Policy Statement	111
Pool Insurance Policy	47
Pool Insurer	47
Pooling and Servicing Agreement	25
Pre-Funded Amount	55
Pre-Funding Account	55
Prepayment Assumption	86
Primary Mortgage Insurance Policy	18
Prime Rate	37
Principal Prepayments	29
Properties	18
Property Improvement Loans	78
PTCE	107

Purchase Price	24
Rating Agency	108, 112
Ratio Strip Securities	96
RCRA	72
Record Date	26
Refinance Loan	20
REMIC Regular Interests	83
Relief Act	76
REMIC	83
REMIC Residual Interest	92
Restricted Group	109
Retained Interest	26
revolving credit line loans	16
Rules	38
S&P	108
SAIF	53
Sale and Servicing Agreement	15
SEC	16, 20, 44
secured creditor exemption	71
Security Account	53
Security Owners	38
Security Register	26
Sellers	15
Senior Securities	43
Servicing Fee	95
Short-Term Note	100
Single Family Properties	18
SMMEA	110
Strip	33
Stripped Securities	95
Subsequent Loans	55
Support Class	33
Tax Counsel	83
Terms and Conditions	41
TIN	98
Title I Loans	78
Title I Program	78
Title V	75
Trust Agreement	15, 25
Trust Fund Assets	15
U.S. Transferee	93
UCC	70
Underwriter Exemptions	108
VA	16
VA Guaranty	60
W-8BEN	101
Widely Held Mortgage Trusts	98
Withholding Agent	101

$2,706,750,000

(APPROXIMATE)

CWHEQ Revolving Home Equity Loan Trust,

Series 2005-F

Issuer

CWHEQ, Inc.

Depositor

Sponsor and Master Servicer

Revolving Home Equity Loan

Asset Backed Notes, Series 2005-F

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Revolving Home Equity Loan Asset Backed Notes, Series 2005-F in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Revolving Home Equity Loan Asset Backed Notes, Series 2005-F and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Revolving Home Equity Loan Asset Backed Notes, Series 2005-F will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

September 27, 2005